    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1998.

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                          DISCOVER CARD MASTER TRUST I
                   (Issuer with respect to the Certificates)
                      ------------------------------------
                            GREENWOOD TRUST COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 6022                                51-0020270
  (State or other jurisdiction of         (Primary Standard Industrial                   (IRS Employer
  incorporation or organization)           Classification Code Number)              Identification Number)

                      ------------------------------------

                   12 READ'S WAY, NEW CASTLE, DELAWARE 19720
                                 (302) 323-7826
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------

                            GREENWOOD TRUST COMPANY
                   12 READ'S WAY, NEW CASTLE, DELAWARE 19720
                            ATTENTION: JOHN J. COANE
                                 (302) 323-7474
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------
                                   Copies to:

              CARL E. WITSCHY, ESQ.                             RICHARD M. SCHETMAN, ESQ.
                 LATHAM & WATKINS                             CADWALADER, WICKERSHAM & TAFT
             Sears Tower, Suite 5800                                 100 Maiden Lane
             Chicago, Illinois 60606                             New York, New York 10038
              Counsel to Registrant                              Counsel to Underwriters

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number for the earlier effective registration statement for the same offering. [ ]
    If delivery of prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                               AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED           REGISTERED(1)          UNIT(2)            PRICE(2)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Credit Card Pass-Through Certificates of
  Discover Card Master Trust I............    $7,000,000,000           100%           $7,000,000,000        $2,065,000

--------------------------------------------------------------------------------
(1) This registration statement and the registration fee pertain to the initial offering of $7,000,000,000 aggregate principal amount of Credit Card Pass-Through Certificates of Discover Card Master Trust I, and in addition cover offers and sales related to market-making transactions by Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc., affiliates of the registrant, and offers and sales in connection with the proportionate share of underwriters' stabilization activities (if any) by Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc., with respect to all such Credit Card Pass-Through Certificates.
(2) Estimated solely for purpose of calculating the registration fee.
    Pursuant to Rule 429 promulgated under the Securities Act of 1933, the Prospectus which forms part of this Registration Statement also relates to $1,667,901,000 of Credit Card Pass-Through Certificates of Discover Card Master Trust I registered under the Registrant's Registration Statement on Form S-3, File No. 333-16103, which was declared effective on November 14, 1996, as amended by Post-Effective Amendment No. 1 thereto, which was declared effective on July 7, 1997.
                      ------------------------------------
    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement pertains to (i) the initial offering of $7,000,000,000 aggregate principal amount of Credit Card Pass-Through Certificates of Discover Card Master Trust I (all such Pass-Through Certificates, the "Investor Certificates") registered hereunder by the registrant, (ii) offers and sales in connection with the proportionate share of underwriters' stabilization activities (if any) by Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc., affiliates of the registrant, with respect to the Investor Certificates and (iii) offers and sales related to market-making transactions in the Investor Certificates by Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED           , 199
PROSPECTUS

                        Discover(R) Card Master Trust I
                     Credit Card Pass-Through Certificates

                            Greenwood Trust Company
                      Master Servicer, Servicer and Seller
                            ------------------------

    Greenwood Trust Company ("Greenwood") intends to sell from time to time up to $8,667,901,000 aggregate principal amount of Credit Card Pass-Through Certificates ("investor certificates") consisting of one or more series, representing an undivided interest in the Discover Card Master Trust I (the "Trust "), formed pursuant to a Pooling and Servicing Agreement between Greenwood as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, dated as of October 1, 1993, as amended. The property of the Trust includes a pool of receivables (the "Receivables") arising under selected Discover Card accounts in the portfolio of Discover Card accounts originated by Greenwood and all monies due or to become due in payment of the Receivables. Investor certificates will be sold from time to time under this Prospectus on terms determined for each series at the time of sale and described in the related Prospectus Supplement. Each series will consist of one or more classes of investor certificates. Each investor certificate will represent an undivided interest in the Trust and the interest of the investor certificateholders of each class of a series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and in the related Prospectus Supplement.

    Although the specific terms of each series in respect to which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such series will not be subject to prior review by, or consent of, the holders of the investor certificates of any previously issued series.

    Interest and principal payments with respect to each series will be made as specified in the related Prospectus Supplement. One or more classes of a series may be entitled to the benefits of a form of credit enhancement as specified in the related Prospectus Supplement. In addition, each series may include one or more classes that are subordinated in right and priority to payment of principal of, and/or interest on, one or more other classes of such series or another series, in each case, to the extent described in the related Prospectus Supplement.
                            ------------------------

  THE INVESTOR CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREENWOOD TRUST COMPANY. NEITHER THE
INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR
      GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    The investor certificates may be sold through underwriting syndicates represented by one or more managing underwriters, which may include Morgan Stanley & Co. Incorporated ("MS & Co."), Morgan Stanley International Limited ("MSIL"), Dean Witter Reynolds Inc. ("DWR") or other affiliates of Greenwood, by underwriters without a syndicate, through agents designated from time to time, or directly to purchasers. If underwriters or agents are involved in the offering of investor certificates, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of investor certificates, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information contained in, the related Prospectus Supplement, and the net proceeds to Greenwood from such offering will be the public offering price of such investor certificates less such discount in the case of an underwriter, the purchase price of such investor certificates less such commission in the case of an agent, or the purchase price of such investor certificates in the case of a dealer, and less, in each case, the other expenses of Greenwood associated with the issuance and distribution of such investor certificates. See "Plan of Distribution."

    Following the initial distribution of a series of investor certificates, MS & Co., MSIL, DWR and other affiliates of Greenwood may offer and sell previously issued investor certificates in the course of their businesses as broker-dealers. MS & Co., MSIL, DWR and such other affiliates may act as a principal or agent in such transactions. This Prospectus and the accompanying Prospectus Supplement may be used by MS & Co., MSIL, DWR and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices relating to market prices prevailing at the time of sale.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF INVESTOR CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------

                           MORGAN STANLEY DEAN WITTER

          , 199

                               TABLE OF CONTENTS

                                                          PAGE
                                                          ----
Reports to Investor Certificateholders..................    2
Incorporation of Certain Documents by Reference.........    2
Prospectus Summary......................................    3
Risk Factors............................................    6
The Trust...............................................   12
  Formation of the Trust................................   12
  The Trustee...........................................   12
  Indemnification of the Trust and the Trustee..........   13
  Sale and Assignment of Receivables to the Trust.......   13
  Addition of Accounts..................................   13
  Removal of Accounts...................................   15
  Termination of the Trust..............................   15
Description of the Investor Certificates................   15
  General...............................................   15
  Interest Payments.....................................   16
  Principal Payments....................................   16
  Issuance of Additional Series.........................   17
  Collections Account and Group Collections Accounts....   17
  Class Percentages and Seller Percentage...............   18
  Allocations, Reallocations and Subordination of
    Collections.........................................   18
  Adjustments to Receivables............................   19
  Distributions of Collections and Application of
    Collections and Certain Other Amounts...............   20
  Additional Funds......................................   20
  Final Payment of Principal; Termination of Series.....   20
  Credit Enhancement....................................   21
  Repurchase of Trust Portfolio.........................   21
  Repurchase of Specified Receivables...................   22
  Repurchase of a Series................................   23
  Repurchase of Investor Certificates...................   23
  Sale of Seller Interest...............................   23
  Reallocation of Series Among Groups...................   24
  Amendments............................................   24
  List of Investor Certificateholders...................   25
  Meetings..............................................   25

                                                          PAGE
                                                          ----
  Book-Entry Registration...............................   25
  Definitive Certificates...............................   28
Servicing...............................................   28
  Master Servicer and Servicer..........................   28
  Servicing Compensation and Payment of Expenses........   29
  Certain Matters Regarding the Master Servicer and the
    Servicers...........................................   30
  Master Servicer Termination Events....................   30
  Servicer Termination Events...........................   31
  Evidence as to Compliance.............................   32
The Seller..............................................   32
  Greenwood.............................................   32
  Insolvency-Related Matters............................   33
Certain Legal Matters Relating to the Receivables.......   34
  Transfer of Receivables...............................   34
  Certain UCC Matters...................................   34
  Consumer Protection Laws and Debtor Relief Laws
    Applicable to the Receivables.......................   35
  Claims and Defenses of Cardmembers Against the
    Trust...............................................   35
Use of Proceeds.........................................   36
Certain Federal Income Tax Consequences.................   36
  General...............................................   36
  Tax Treatment of the Investor Certificates as
    Indebtedness........................................   36
  United States Investor Certificateholders.............   37
  Foreign Investor Certificateholders...................   39
  Backup Withholding and Information Reporting..........   40
  Possible Characterization of the Investor
    Certificates........................................   40
Certain State Income Tax Consequences...................   42
ERISA Considerations....................................   43
Plan of Distribution....................................   44
Legal Matters...........................................   46
Available Information...................................   46
Glossary of Terms.......................................   47
ANNEX I -- Global Clearance, Settlement and Tax
  Documentation Procedures..............................   57

                     REPORTS TO INVESTOR CERTIFICATEHOLDERS

     Monthly and annual reports with respect to each outstanding series of investor certificates containing information concerning the Trust and such outstanding series of investor certificates, prepared by the Master Servicer, will be made available to certificate owners free of charge upon request by calling 302-323-7130, extension 328. See "Reports to Investor Certificateholders" in the related Prospectus Supplement. The annual reports will not contain financial information that has been examined and reported on by independent public accountants. Greenwood does not intend to send any of its financial reports to investor certificateholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by Greenwood on behalf of the previously formed Trust are incorporated in this Prospectus by reference: the Trust's Annual Reports on Form 10-K for the years ended December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997 and Current Reports on Form 8-K filed since the formation of the Trust.

     All reports and other documents filed by Greenwood on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934"), subsequent to the date of this Prospectus and prior to the termination of the offering of the investor certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Master Servicer will provide without charge to each person, including any beneficial owner of investor certificates, to whom a copy of this Prospectus is delivered, a copy of any and all the documents incorporated herein by reference (other than exhibits to such documents) upon request by calling 813-288-3418.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety with respect to any series of investor certificates issued by the Trust by the more detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the Glossary of Terms contained in this Prospectus and in the related Prospectus Supplement for the definitions of certain capitalized terms. Unless the context requires otherwise, capitalized terms used in this Prospectus relate separately to individual series of investor certificates issued by the Trust.

OVERVIEW OF TRUST............  Discover Card Master Trust I has issued, and is expected to issue, series of investor
                               certificates from time to time. The securities offered in each series will represent a Fractional Undivided Interest in the Trust. The assets of the Trust include the accounts receivable arising under certain Discover(R) Card accounts selected from the Discover Card Portfolio of accounts originated by Greenwood, the cash received in payment of those Receivables (including recoveries on charged-off Receivables), Participation Interests, if any, included in the Trust, funds available with respect to the Credit Enhancement for any outstanding series of investor certificates, any additional funds that are included in the Trust, interest rate swaps, currency swaps for any outstanding series of investor certificates that has one or more classes denominated in a foreign currency, and interest rate cap or other interest rate protection agreements for any outstanding series of investor certificates that has one or more classes with a floating certificate rate that is not capped at a specified maximum rate.

                               The Trust was formed pursuant to the Pooling and Servicing Agreement between Greenwood and the Trustee. Upon formation of the Trust, Greenwood transferred to the Trust all the Receivables in the Accounts selected for inclusion in the Trust prior to the Initial Closing Date. In addition, Greenwood has transferred the Receivables in Additional Accounts to the Trust, and may do so again in the future. Greenwood also transfers additional Receivables generated in the Accounts to the Trust on an ongoing basis. Greenwood, the originator of the Accounts, will continue to service the Accounts. U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), is Trustee for the Trust.

                               The Trust, as a master trust, has issued series of investor certificates, and is expected to issue additional series of investor certificates in the future, subject to certain requirements and restrictions set forth in the Pooling and Servicing Agreement. The consent of the certificateholders of outstanding series will not be required or requested in order for the Trust to issue additional series of investor certificates.

                               The terms governing each particular series of investor certificates are set forth in the Pooling and Servicing Agreement (which applies to all series issued from the Trust) and will be set forth in a Series Supplement (which will be specific to each particular series). The Series Supplement for each series will specify, among other things, the number of classes of investor certificates in the series, the size of the series, its payment terms, and the kind and size of the Credit Enhancement for the series.

                               The investor certificates of each series issued from the Trust will represent a Fractional Undivided Interest in the Trust and will be entitled to receive a specified portion of funds received in payment of the Receivables, plus the benefits of the Credit Enhancement for that series, the currency swap and interest rate cap or other interest rate protection agreements for that series, if any. The remaining Fractional

                               Undivided Interest in the Trust not represented by investor certificates of any series is represented by the Seller Certificate, which is owned by Greenwood.

SELLER.......................  Greenwood Trust Company ("Greenwood"). The
                               executive office of Greenwood (302-323-7184) is located at 12 Read's Way, New Castle, Delaware 19720.

MASTER SERVICER AND
SERVICER.....................  Greenwood.

TRUSTEE......................  U.S. Bank National Association (formerly First
                               Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), its successors and assigns.

INTEREST ON INVESTOR
  CERTIFICATES...............  Interest on the investor certificates will accrue at the per annum rate either specified in, or determined in the manner specified in, the related Prospectus Supplement.

                               See "Description of the Investor Certificates -- Interest Payments" herein and in the related Prospectus Supplement.

PRINCIPAL ON INVESTOR
CERTIFICATES.................  The principal of the investor certificates of each series will be scheduled to be paid either in full on a date specified in the related Prospectus Supplement (the "Expected Final Payment Date"), in which case such series will have an Accumulation Period as described below under "-- Accumulation Period," or in installments commencing on the Principal Commencement Date specified in the related Prospectus Supplement, in which case such series will have a Controlled Liquidation Period as described below under "-- Controlled Liquidation Period." Certain series may have both a Controlled Liquidation Period and an Accumulation Period. If a series has more than one class of investor certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be specified for each class. The payment of principal with respect to the investor certificates of a series or class may commence earlier than the Expected Final Payment Date or Principal Commencement Date specified in the related Prospectus Supplement, and the final principal payment with respect to the investor certificates of a series or class may be made earlier or later than the Expected Final Payment Date or other expected date specified in the related Prospectus Supplement, if an Amortization Event occurs with respect to such series or class or under certain other circumstances described herein and in the related Prospectus Supplement.

                               See "Description of the Investor Certificates -- Principal Payments" herein and in the related Prospectus Supplement.

REVOLVING PERIOD.............  The investor certificates of each series will have a Revolving Period, which will commence on the Series Cut-Off Date specified in the related Prospectus Supplement and continue to, but not including, the earlier of (i) the Principal Commencement Date, (ii) the Amortization Commencement Date with respect to such series and
                               (iii) if applicable, the Early Accumulation
                               Commencement Date with respect to such series.

CONTROLLED LIQUIDATION
PERIOD.......................  If the related Prospectus Supplement specifies that a series will have a Controlled Liquidation Period, unless an Amortization Event or, if applicable, an Early Accumulation Event has occurred during the Revolving Period, the Controlled Liquidation Period will begin on the Principal Commencement Date specified in such Prospectus Supplement and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Amortization Commencement Date with respect to such series, (iii) if applicable, the Early Accumulation Commencement Date with respect to such series and (iv) the Series Termination Date.

ACCUMULATION PERIOD..........  If the related Prospectus Supplement specifies that a series will have an Accumulation Period, unless an Amortization Event or, if applicable, an Early Accumulation Event has occurred during the Revolving Period, the Accumulation Period will begin on the Principal Commencement Date specified in such Prospectus Supplement and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Amortization Commencement Date with respect to such series, (iii) if applicable, the Early Accumulation Commencement Date with respect to such series and (iv) the Series Termination Date.

EARLY ACCUMULATION PERIOD....  If the related Prospectus Supplement specifies that a series may have an Early Accumulation
                               Period, unless an Amortization Event has occurred prior to the Early Accumulation Commencement Date, the Early Accumulation Period will begin on the Early Accumulation Commencement Date and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Amortization Commencement Date with respect to such series and (iii) the Series Termination Date.

AMORTIZATION PERIOD..........  The Amortization Period with respect to a series, if any, will begin on the Amortization
                               Commencement Date and continue until the earlier of (i) the payment in full of the Series Invested Amount and (ii) the Series Termination Date.

CREDIT ENHANCEMENT...........  The Credit Enhancement with respect to a series may include a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement. The Credit Enhancement may also be provided to a series or class of a series by subordination provisions that require distributions of principal and/or interest to be made with respect to the investor certificates of such series or class before distributions are made to one or more other series or other classes of such series.

                               See "Risk Factors -- Credit Enhancement" herein and "Description of the Investor Certificates -- Principal Payments" and "-- Credit Enhancement" herein and in the related Prospectus Supplement.

CLEARANCE AND SETTLEMENT.....  Unless otherwise specified in the Series
                               Supplement, investor certificateholders may elect to hold their investor certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other hand, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Investor Certificates -- Book-Entry Registration."

                                  RISK FACTORS

     Limited Liquidity. Morgan Stanley & Co. Incorporated and Dean Witter Reynolds Inc. may, from time to time, make a market in the investor certificates of any series and may deliver this Prospectus and any Prospectus Supplements hereto in connection with such market-making activity. There can be no assurance, however, that a secondary market will develop or, if a secondary market does develop, that it will provide holders of investor certificates of any particular series with adequate liquidity or that it will continue until the termination of any such series.

     Certain Legal Aspects. Greenwood has agreed in the Pooling and Servicing Agreement to repurchase all of the Receivables in the event that the transfer of the Receivables by Greenwood or any Additional Seller to the Trust is neither a sale of the Receivables to the Trust nor a grant to the Trust of a security interest in the Receivables, or, if the transfer by a Seller to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee does not have a perfected security interest therein of first priority under the Uniform Commercial Code (the "UCC") as in effect in the state in which the chief executive office of each Seller is located (the "Applicable State" with respect to each Seller). See "Description of the Investor Certificates -- Repurchase of Trust Portfolio." Greenwood has taken certain actions to perfect and will (along with Additional Sellers, if any) continue the perfection of the Trust's interest in the Receivables. Unless continuation statements are filed within the time specified in the UCC in respect of the security interest of the Sellers or the Trust in the Receivables, the perfection of the security interest will lapse. A tax or statutory lien on property of a Seller may have priority over the Trust's interest in the Receivables.

     It is anticipated that Greenwood will be the only Servicer until such time as receivables in credit accounts other than accounts originated by Greenwood are added to the Trust. See "The Trust -- Addition of Accounts." Under certain conditions, a Servicer may use Collections received by it in each Due Period until the related Distribution Date. If these conditions are not met, however, the Servicer will pay from Collections with respect to Receivables serviced by such Servicer for any day an amount equal to the sum of the Required Daily Deposits for each series then outstanding with respect to such Servicer to, or at the direction of, Greenwood as Master Servicer, for deposit into the Collections Account, within two business days following the date of processing of such Collections. Any such Collections not deposited into the Collections Account will be used by the Servicer for its own benefit until the related Distribution Date. If Greenwood or any other future Servicer is so entitled to use Collections received by it and becomes insolvent, the Trust may not have a perfected interest in such Collections. See "The Seller -- Insolvency-Related Matters," "Certain Legal Matters Relating to the Receivables -- Transfer of Receivables" and "Description of the Investor Certificates -- Collections Account and Group Collections Accounts."

     Effect of Subordination. With respect to any series having a class of subordinated certificates (referred to herein as the "Class B Certificates"), although the Class B Certificates may have the benefit of Credit Enhancement, which may include the exclusive direct benefit of all or a portion of such Credit Enhancement, the Class B Certificates will be subordinated in right of payment to the senior certificates (the "Class A Certificates") to the extent described herein and in the related Prospectus Supplement. See "Description of the Investor Certificates -- Allocations, Reallocations and Subordination of Collections -- Subordination of Class B Certificates" herein and, if applicable, in the related Prospectus Supplement and, if applicable, "Description of the Investor Certificates -- Distributions of Collections and Application of Collections and Certain Other Amounts" in the related Prospectus Supplement. If the Class B Investor Interest suffers a reduction as a result of such subordination, the Class B Percentage of Finance Charge Collections and Principal Collections on future Distribution Dates may be reduced and future interest payments, as well as final payment of principal, also may be reduced or delayed.

     Consumer Protection Laws and Regulations. The Accounts and the Receivables are subject to numerous federal and state consumer protection laws and regulations that impose requirements on the making and enforcement of consumer loans. Such laws, as well as any new laws or new rulings regarding new or existing laws that may be adopted, may adversely affect a Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges, and failure by any Servicer to comply with such requirements could adversely affect such Servicer's ability to collect the Receivables with respect to which it is the Servicer. Greenwood has agreed in the Pooling and Servicing Agreement that if a Receivable was not created in compliance in all material respects with all Requirements of Law applicable to a Seller with respect to such Receivable, and if such noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the Trust in all the Receivables, Greenwood will repurchase all Receivables in the Accounts containing the Receivables affected by such noncompliance. See "Description of the Investor Certificates -- Repurchase of Specified Receivables." It is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects in the Accounts, or for any other purpose. See "Certain Legal Matters Relating to the Receivables -- Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables."

     Consumer Protection Laws and Regulations; Litigation. Greenwood is involved from time to time in various legal proceedings that arise in the ordinary course of its business. Greenwood does not believe that the resolution of any of these proceedings will have a material adverse effect on Greenwood's financial condition or on the Receivables. There can be no assurance, however, regarding any of these effects.

     Legislation. The Competitive Equality Banking Act of 1987 ("CEBA") contains provisions that limit the ability of nonbanking companies, such as Morgan Stanley Dean Witter & Co. ("MSDW") and NOVUS Credit Services Inc. ("NOVUS"), to own banks. However, the legislation permits any nonbanking company that owned a bank on March 5, 1987 to retain control of the bank. MSDW and NOVUS are permitted to retain control of Greenwood under this legislation. CEBA provides that if MSDW, NOVUS or Greenwood fails to comply with certain statutory restrictions, MSDW and NOVUS will be required to divest control of Greenwood or to limit its activities significantly. Greenwood believes, however, that in light of the programs it has in place, the limitations of CEBA will not have a material impact on Greenwood's ability to service, or maintain the level of, the Receivables. In addition, future federal or state legislation, regulation or interpretation of federal or state legislation or regulation could adversely affect the business of Greenwood or the relationship of MSDW or NOVUS with Greenwood. See "The Seller -- Greenwood."

     Social, Legal and Economic Factors. Changes in account use and payment patterns by cardmembers may result from a variety of social and economic factors, as well as from legislative initiatives. Economic factors, including the rate of inflation and relative interest rates offered for various types of loans, also may be reflected in changes in account use and payment patterns, including increased risk of defaults by cardmembers. Discover Card accounts from all of the states of the United States and from the United States' territories and possessions are represented in the Accounts. Greenwood is unable to determine and has no basis to predict whether, or to what extent, economic or social factors will affect future credit use or payment patterns. However, heightened levels of consumer debt, large numbers of personal bankruptcies and a weakened national economy may cause increases in delinquencies in, and charge-offs of, credit card receivables underlying securities such as the investor certificates.

     Competition in the Credit Card Industry. The credit card industry in which the Discover Card competes is highly competitive. This competition focuses on features and financial incentives of credit cards such as annual fees, finance charges, rebates and other enhancement features. The market includes bank-issued credit cards (including "co-branded" cards issued by banks in cooperation with industrial, retail or other companies) and charge cards issued by travel and entertainment companies. The vast majority of the bank-issued credit cards bear the Visa or MasterCard service mark and are issued by the many banks that participate in one or both of the national bank card networks operated by Visa U.S.A. Inc. and MasterCard International Incorporated. The Visa and MasterCard associations have been in existence for approximately 30 years. Cards bearing their service marks have worldwide acceptance by merchants of goods and services and recognition by consumers and the general public. Co-branded credit cards, which offer the cardholder certain benefits relating to the industrial, retail or other business of the bank's co-branding partner (e.g., credits towards purchases of airline tickets or rebates for the purchase of an automobile), currently represent a large segment of the bank-issued credit card market. The majority of travel and entertainment cards are issued by American Express Company, which has been issuing cards since 1958. Travel and entertainment cards differ in many cases from bank cards in that they generally have no pre-established credit limits and have limited provisions for repayment in installments. American Express Company, through a subsidiary bank, also issues cards with both a pre-established credit limit and provisions for repayment in installments. The Discover Card was introduced nationwide in 1986 and competes with general purpose credit cards issued by other banks and with travel and entertainment cards. Greenwood currently is the only issuer of the Discover Card. Greenwood has also issued, and may from time to time introduce, additional general purpose credit cards; however, none of the accounts associated with these cards is included in the Discover Card Portfolio.

     Many bank credit card issuers have instituted balance transfer programs. Generally, under these transfer programs, cardholders are offered a favorable annual percentage rate or other financial incentives for a specified length of time on any portion of their account balances arising from the transfer to their accounts of outstanding account balances maintained on another credit card. The annual percentage rates for balance transfers often are more favorable to cardholders than the annual percentage rates for account balances arising from purchases or cash advances.

     This competition affects Greenwood's ability to obtain applicants for Discover Card accounts, to encourage usage of the accounts by cardmembers and to obtain participation in the Discover Card program by merchants. A significant adverse change in any of these factors could result in a decrease in the level of the Receivables, and of the receivables in the Discover Card Portfolio. If there is a decrease in the level of Receivables, and if sufficient Receivables in Additional Accounts or sufficient Participation Interests are not available to be added to the Trust or are not added, an Amortization Event with respect to one or more series could result, causing the commencement of the Amortization Period with respect to such series. See "--Payments and Maturity" herein and "Description of the Investor Certificates -- Amortization Events" in the related Prospectus Supplement.

     MSDW, the indirect owner of Greenwood, generally has a strategy of issuing additional card products as appropriate in the marketplace. For example, Greenwood issues the Private Issue(R) card, certain co-branded credit cards, and expects that from time to time additional general purpose credit card products will be introduced through Greenwood or other MSDW subsidiaries in order to attract additional consumers. The introduction of a new general purpose credit card product by any market competitor poses incremental competition for Discover Card and for other credit card issuers. Although Greenwood currently does not expect that the issuance of any new card by Greenwood or another MSDW subsidiary will have a materially greater impact on the Discover Card program than the introduction of a comparable product by any other market competitor, no assurance can be given with respect to the future competitive impact of such programs on the Discover Card Portfolio.

     Ability of the Seller to Change Terms of the Accounts. Pursuant to the Pooling and Servicing Agreement, a Seller does not transfer Accounts to the Trust, but only the Receivables arising in the Accounts. As owner of any Account, the Seller has the right to determine the periodic finance charges applicable from time to time to the Account, to alter the minimum monthly payment required under the Account, to change the credit limit with respect to the Account and to change various other terms with respect to the Account. A decrease in the periodic finance charges or other fees with respect to an Account could decrease the Finance Charge Collections, which would decrease the effective yield on the Receivables and could also cause commencement of the Amortization Period with respect to one or more series, as well as decreased protection to investor certificateholders against shortfalls in Certificate Interest and against charged-off Receivables. In addition, an increase in credit limits could result in increases in Charged-Off Amounts, which could result in a decrease in the level of the Receivables, and of the receivables in the Discover Card Portfolio. If there is a decrease in the level of Receivables, and if sufficient Receivables in Additional Accounts or sufficient Participation Interests are not available to be added to the Trust or are not added, an Amortization Event with respect to one or more series could result, causing the commencement of the Amortization Period with respect to such series. See "Description of the Investor Certificates -- Distributions of Collections and Application of Collections and Certain Other Amounts" and "-- Amortization Events" in the related Prospectus Supplement.

     The Pooling and Servicing Agreement provides that each Servicer must administer, process and enforce the Accounts with respect to which it is the Servicer in accordance with its customary and usual servicing procedures for servicing credit accounts comparable to the Accounts and in accordance with its Credit Guidelines. Each Seller also must agree that the terms governing an Account will not be changed unless the change is also made to the terms of other accounts of such Seller of the same general type, obligors of which are resident in a particular affected state or similar jurisdiction. There can be no assurance that any such change may not affect the Accounts to a greater or lesser degree than other such accounts. Except as set forth above, there are no restrictions on the ability of any Seller to change the terms of the Accounts or the Receivables.

     There can be no assurance that changes in applicable laws, changes in the marketplace or prudent business practice might not result in a determination by Greenwood to take actions that would result in other changes in the terms of some or all of the Greenwood Discover Card Accounts.

     Payments and Maturity. The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of payments will occur. Changes in credit use and payment patterns may result from a variety of social, legal and economic factors. A significant decline in the amount of Receivables generated could result in a decline in the Seller Interest to an amount that would require Greenwood to transfer to the Trust the Receivables in Additional Accounts or Participation Interests in order to avoid an Amortization Event with respect to one or more series and commencement of the Amortization Period with respect to such series. Greenwood's ability to continue to compete in the current industry environment will affect the generation of new Receivables to be conveyed to the Trust and also may affect payment patterns. In addition, increased convenience use, where cardmembers pay their Receivables within the grace period to avoid all finance charges on purchases of merchandise and services, would decrease the effective yield on the Receivables and also could cause commencement of the Amortization Period with respect to one or more series, as well as decreased protection to the investor certificateholders against shortfalls in Certificate Interest and against charged-off Receivables. Conversely, the terms governing the Accounts require only a minimum monthly payment, and a significant decrease in the percentage of repayment by cardmembers or in the usage of the Accounts could delay the payment of principal to the investor certificateholders of one or more series. Any delay in the payment of principal with respect to any series will extend the period during which charged-off Receivables may be allocated to the investor certificates of such series. See "Description of the Investor Certificates -- Amortization Events" and "Composition and Historical Performance of the Discover Card Portfolio" in the related Prospectus Supplement.

     Basis Risk. In general, accounts in the Discover Card Portfolio accrue periodic finance charges at variable rates based upon factors such as the prevailing prime rate, the amount of a cardmember's annual purchases and his or her payment status (although certain account balances may accrue periodic finance charges at fixed rates, in most instances for specified periods of time). See "The Accounts -- Billing and Payments" in the related Prospectus Supplement. As a result, a significant portion of the Receivables currently bear interest at the prevailing prime rate plus a margin, while the investor certificates of a series may bear interest at fixed rates or rates that float against a different index, as specified in the related Prospectus Supplement. If there is a decline in the prime rate, the amount of Series Finance Charge Collections with respect to one or more series may be reduced, which could cause the commencement of the Amortization Period with respect to such series or result in either shortfalls of Certificate Interest or losses to the investor certificateholders of such series. In addition, the investor certificates of a series may bear interest at a floating rate and may not be subject to a maximum rate. If increases in the Certificate Rate of such investor certificates are not offset by increases in Series Finance Charge Collections, Series Excess Spread may be reduced, which could cause the commencement of the Amortization Period with respect to such series, and, in the event that the Available Class B Credit Enhancement Amount of such series has been reduced to zero, shortfalls of Certificate Interest or losses to the investor certificateholders of such series may result.

     Rating of the Investor Certificates. Any rating assigned to the investor certificates of a series or class of a series by a Rating Agency will not be a recommendation to purchase, hold or sell such investor certificates, inasmuch as the ratings do not reflect market price or suitability for a particular investor. There is no assurance that any rating will remain in effect for any given period of time or that such rating will not be lowered or withdrawn entirely if, in the judgment of the applicable Rating Agency, circumstances in the future so warrant.

     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the investor certificates of each class of a series will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the certificate owners or their nominees. Because of this, unless and until definitive certificates are issued, certificate owners will not be recognized by the Trustee as holders of such investor certificates, as the term is used in the Pooling and Servicing Agreement or any Series Supplement. Hence, until such time, certificate owners only will be able to exercise the rights of investor certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. See "Description of the Investor Certificates -- Book-Entry Registration" and "-- Definitive Certificates."

     Issuance of Additional Series. The Trust, as a master trust, has issued, and in the future is expected to issue, from time to time, additional series of investor certificates. Although the terms of any such series will be specified in a Series Supplement with respect to such series, the provisions of each Series Supplement and, therefore, terms of any additional series will not be subject to the prior review or consent of holders of the investor certificates of any previously issued series. Such terms may include methods for determining applicable Class Percentages and allocating Collections, provisions creating different or additional security or other Credit Enhancement, provisions establishing one or more classes of investor certificates (including one or more classes subordinated to other classes of such series), provisions subordinating such series to one or more other series (if the Series Supplement relating to such series provides for such subordination), and any other amendment or supplement to the Pooling and Servicing Agreement that is made applicable to that series.

     The Trustee will authenticate and deliver a new series of investor certificates only upon satisfaction of certain conditions, including confirmation from the Rating Agencies that the issuance of the new series will not result in the reduction or withdrawal of the rating of any class of investor certificates of any series outstanding at the time of such new issuance. See "Description of the Investor Certificates -- Issuance of Additional Series." There can be no assurance, however, that the issuance of one or more additional series from time to time hereafter might not have an impact on the timing and amount of payments received by an investor certificateholder of any previously issued series.

     The Pooling and Servicing Agreement permits the issuance of one or more series that would be subordinate in right of payment to another series. The terms of any such subordination will be set forth in the Series Supplement for the Subordinate Series. Unless otherwise specified in the related Prospectus Supplement, a series will not be subordinated to any other series. The Seller may, but is under no obligation to, issue a series in the future that is subordinate in right of payment to one or more series. See "Description of the Investor Certificates -- Allocations, Reallocations and Subordination of Collections -- Subordinate Series."

     Credit Enhancement Account. Although Credit Enhancement may be provided with respect to a series of investor certificates or any class thereof, the amount available from such Credit Enhancement will be limited and may be subject to certain reductions. If the amount under any Credit Enhancement is reduced to zero, investor certificateholders of the series or class thereof covered by the Credit Enhancement will bear directly the credit and other risks associated with their Fractional Undivided Interest in the Trust. See "Description of the Investor Certificates -- Adjustments to Receivables" and "-- Distributions of Collections and Application of Collections and Certain Other Amounts -- Distributions and Application of Funds" in the related Prospectus Supplement and "Description of the Investor Certificates -- Credit Enhancement" herein and in the related Prospectus Supplement.

     Reallocations of Cash Flows Among Series. The Series Supplement for a series may provide that, under certain limited circumstances, Collections originally available to one series in a Group will be reallocated to other series in such Group. Under no circumstances, however, will Collections originally allocated to one series on any Distribution Date be reallocated to any other series unless all amounts to be funded with respect to the first series by the Collections allocated to such series on that Distribution Date have been funded. There can be no assurance that any series will not be moved from its original Group to any other Group, in which event such provisions allowing such reallocations with respect to the original Group may not be operative and reallocation provisions with respect to the other Group may apply. See "Description of the Investor Certificates -- Reallocation of Series Among Groups" herein and "Description of the Investor Certificates -- Allocations, Reallocations and Subordination of Collections" in the related Prospectus Supplement.

     Addition of Accounts. Greenwood has designated, and may voluntarily, and in certain circumstances may be obligated to, designate Additional Accounts to be included as Accounts, the receivables in which will be transferred to the Trust, or to add Participation Interests to the Trust. Additional Accounts may be Discover Card accounts originated by Greenwood or any other type of credit account originated by Greenwood or an affiliate of Greenwood. Additional Accounts also may be newly originated accounts. All assignments of Additional Accounts or Participation Interests to the Trust are subject to certain conditions set forth in the Pooling and Servicing Agreement, including, with respect to Additional Accounts, the condition that the assignment of Additional Accounts to the Trust comply with the conditions established by the Rating Agencies or that the assignment of such Additional Accounts to the Trust will not cause the rating of any class of any series of investor certificates then outstanding to be lowered or withdrawn. See "The Trust -- Addition of Accounts." However, because any such Additional Accounts, or the accounts underlying any Participation Interests, need not be accounts of the same type as the Accounts already included in the Trust, may contain a different proportion of newly originated accounts than the Accounts already included in the Trust or be composed entirely of newly originated accounts, and may include accounts originated using criteria different from those that were applied to the Accounts already included in the Trust, there can be no assurance that any Additional Accounts, or the accounts underlying any Participation Interests, will be of the same credit quality as the Accounts already included in the Trust. Also, any Additional Accounts, or the accounts underlying any Participation Interests, may consist of credit accounts that have different terms than the Accounts already included in the Trust, including lower periodic finance charges, which may have the effect of reducing the average yield on the Accounts.

     Historical Information and Performance Characteristics. All of the information describing the composition and historical performance of the Discover Card accounts in the related Prospectus Supplement reflects the composition and historical performance of the Discover Card Portfolio (except as presented under "The Accounts -- Composition of the Accounts" and where otherwise noted), and not that of the Accounts. See "The Accounts -- Effects of the Selection Process" in the related Prospectus Supplement. There can be no assurance that the historical performance of the Discover Card Portfolio will be representative of its performance in the future in all material respects. In addition, there can be no assurance that the payment performance of the Obligors on the Accounts will be representative of the Discover Card Portfolio in all material respects.

                                   THE TRUST

FORMATION OF THE TRUST

     The Trust was formed pursuant to the Pooling and Servicing Agreement between Greenwood and the Trustee. As discussed below, the property of the Trust currently includes, among other things, Receivables arising under certain Greenwood Discover Card Accounts. Greenwood, pursuant to the Pooling and Servicing Agreement, has transferred and will transfer to the Trust all Receivables existing as of the Cut-Off Date and any Additional Account Cut-Off Date. On a daily basis as the Receivables arise, Greenwood is obligated to transfer and will continue to transfer to the Trust all Receivables arising in the Accounts (including any Additional Accounts) from time to time until the termination of the Trust. In exchange for the transfer of Receivables, Greenwood received the Seller Certificate. As additional Receivables are transferred, Greenwood receives an additional interest in the Seller Certificate. Greenwood also received the net cash proceeds from the sale of the investor certificates of each previously issued series and will receive the net cash proceeds from each future sale of investor certificates.

     The property of the Trust includes the Receivables, all monies due or to become due thereunder, all proceeds of the Receivables, including Collections that may be used by Greenwood or any other Servicer for its own benefit prior to each Distribution Date, all monies on deposit in the Investor Accounts, Participation Interests included in the Trust, if any, any additional funds that may be added to the Trust from time to time, any Credit Enhancement and any interest rate swap, currency swap or interest rate cap or other interest rate protection agreements with respect to any outstanding series of investor certificates. Pursuant to the Pooling and Servicing Agreement, Greenwood has the right, and in some circumstances the obligation, to designate Additional Accounts, which may be Greenwood Discover Card accounts or credit accounts originated by Greenwood or an affiliate of Greenwood, to be included as Accounts, or to add Participation Interests to the Trust, subject to certain conditions. See "-- Addition of Accounts." In addition, Greenwood has the right, subject to certain conditions, to designate Accounts for removal from the Trust. See "-- Removal of Accounts."

     The Trust was formed for the purpose of issuing investor certificates of various series pursuant to the Pooling and Servicing Agreement and a Series Supplement for each series. The Trust, as a master trust, has issued and is expected to issue additional series from time to time and to continue as a trust after the Series Termination Date of any particular series. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the proceeds therefrom, issuing investor certificates and the Seller Certificate and making payments thereon, selling receivables in Charged-Off Accounts, investing funds on deposit in the Investor Accounts pursuant to the Pooling and Servicing Agreement and the relevant Series Supplements and entering into interest rate swap, currency swap or interest rate cap or other rate protection agreements and other agreements with third parties for the benefit of the investor certificateholders of one or more series. As a consequence, the Trust is not expected to have any need for additional capital resources except for the Receivables in Additional Accounts or Participation Interests, if applicable.

THE TRUSTEE

     U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), is the Trustee under the Pooling and Servicing Agreement. Greenwood and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee. The Trustee, Greenwood and any of their respective affiliates may hold investor certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee has the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement or any Series Supplement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer also may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Master Servicer may be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

INDEMNIFICATION OF THE TRUST AND THE TRUSTEE

     The Pooling and Servicing Agreement provides that the Holder of the Seller Certificate will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the activities of the Sellers with respect to the Trust or the Trustee; provided, however, that the Holder of the Seller Certificate will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, breach of fiduciary duty or misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement or any Series Supplement, (b) the Trust or the investor certificateholders for liabilities arising from actions taken by the Trustee at the request of investor certificateholders or (c) the Trust or the investor certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the investor certificateholders. Any such indemnification only will be from the assets of the related Seller, will be subordinate to the security interest of the Trust in the Receivables and will not constitute a claim against such Seller in excess of the lesser of (i) that Seller's assets available to pay such claim or (ii) the amount of such claim multiplied by a fraction the numerator of which is the aggregate amount of Principal Receivables in the Trust that were transferred to the Trust by that Seller and the denominator of which is the aggregate amount of Principal Receivables in the Trust.

SALE AND ASSIGNMENT OF RECEIVABLES TO THE TRUST

     On the Initial Closing Date and the Addition Dates to date, Greenwood sold and transferred to the Trust, and as of any future Addition Date Greenwood will sell and transfer to the Trust, all of its right, title and interest in and to existing Receivables and in and to all Receivables created thereafter, on a daily basis as they arise, until the termination of the Trust, in exchange for the Seller Certificate and the right to direct the issuance of, and receive the proceeds from the sale of, new series of investor certificates. See "-- Formation of the Trust."

     In connection with the transfer of the Receivables to the Trust by Greenwood, Greenwood has indicated in its computer files that the Receivables have been transferred to the Trust. In addition, Greenwood has provided (and, with respect to any Additional Accounts, will provide) to the Trustee a computer file containing a true and complete list of each Account (including each Additional Account) identified by account number. Greenwood is not obligated to deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Greenwood will not segregate the records and agreements that it maintains relating to the Accounts and the Receivables from records and agreements relating to other credit accounts and receivables, nor will Greenwood mark these records or agreements to reflect the sale of the Receivables to the Trust, except insofar as an electronic or other indicator is necessary to service the Accounts in accordance with the Pooling and Servicing Agreement and any Series Supplement. The Trustee will have reasonable access to these records and agreements as required by applicable law and to enforce the rights of the certificateholders. Greenwood filed a UCC-1 financing statement in accordance with applicable state law to perfect the Trust's interest in the Receivables, and will file any continuation statements with respect thereto which may be necessary to maintain such perfection. See "Certain Legal Matters Relating to the Receivables."

ADDITION OF ACCOUNTS

     Pursuant to the Pooling and Servicing Agreement, Greenwood, in its sole discretion, has designated, and may again in the future designate, credit accounts originated by Greenwood or an affiliate of Greenwood as Additional Accounts, the receivables in which have been or will be transferred to the Trust, or may convey

Participation Interests to the Trust. In addition, Greenwood will be required to designate Additional Accounts or convey Participation Interests if the aggregate amount of Principal Receivables in the Trust on the last day of any Due Period is less than the Minimum Principal Receivables Balance.

     Additional Accounts may consist of additional Discover Card accounts originated by Greenwood or other credit accounts originated by Greenwood or an affiliate of Greenwood, including, in each case, newly originated accounts. Each assignment of Additional Accounts will be subject to certain conditions, including the execution and delivery of a written assignment and an Opinion or Opinions of Counsel relating to the Trust's security interest in the Receivables in the Additional Accounts and insolvency and related matters, and delivery of a certificate of a Servicing Officer regarding the selection criteria used to select such Additional Accounts. Each assignment of Additional Accounts will also be subject to the condition that either (i) the Rating Agencies confirm that the proposed assignment of Additional Accounts will not cause the rating of any class of any series of investor certificates then outstanding to be lowered or withdrawn or (ii) the proposed assignment of Additional Accounts complies with any limitations established by the Rating Agencies on the ability of Greenwood to designate Additional Accounts. Unless each Rating Agency otherwise consents, as of the last day of any calendar year, the number of Accounts designated as Additional Accounts in reliance on clause (ii) of the preceding sentence with respect to such calendar year or the amount of Principal Receivables in those Accounts, as applicable, will not exceed a number equal to 20% of the number of Accounts in the Trust or the amount of Principal Receivables in the Trust, as applicable, in each case as of the first day of that calendar year; and, as of the last day of any three calendar month period, the number of Accounts designated as Additional Accounts in reliance on clause
(ii) of the preceding sentence with respect to such three-month period or the amount of Principal Receivables in those Accounts, as applicable, will not exceed a number equal to 15% of the number of Accounts in the Trust or the amount of Principal Receivables in the Trust, as applicable, in each case as of the first day of such three-month period.

     Additional Accounts will be selected on the basis of selection criteria that are believed by the Servicer of such accounts to be not materially adverse to the interests of the holders of any class of any series of investor certificates then outstanding or any Credit Enhancement Provider.

     The Trust will receive all Collections in respect of Receivables in Additional Accounts in the same manner as Collections in respect of other Receivables, except that Finance Charge Receivables deemed billed on the Receivables in the Additional Accounts for the Due Period during which the Additional Accounts were added to the Trust may be an estimate of such amount prepared by the Servicer with respect to the Additional Accounts.

     The terms governing any Additional Accounts or Participation Interests may differ from the terms governing the Accounts initially included in the Trust, including the possibility that some or all Additional Accounts or Participation Interests will have lower periodic finance charges or fees than the initial Accounts, which may have the effect of reducing the percentage of Finance Charge Collections relative to the amount of Principal Collections.

     The addition of Participation Interests to the Trust will be effected by an amendment to the Pooling and Servicing Agreement that will not require the consent of any investor certificateholders. Each conveyance of Participation Interests to the Trust will be subject to certain conditions, including delivery of a certificate of Greenwood stating that Greenwood reasonably believes that the addition of the Participation Interests will not be materially adverse to the interests of the holders of any class of any series of investor certificates then outstanding or any Credit Enhancement Provider, delivery of an Opinion of Counsel relating to the Trust's security interest in Participation Interests and insolvency and related matters and confirmation from the Rating Agencies that the proposed conveyance of Participation Interests will not cause the rating of any class of any series of investor certificates then outstanding to be lowered or withdrawn.

     Additional Accounts or accounts underlying Participation Interests need not be Discover Card accounts or accounts originated by Greenwood, may be composed entirely of newly originated accounts or contain a higher proportion of newly originated accounts than the Accounts currently included in the Trust and may contain accounts originated using criteria different from those applied to the Accounts currently included in the Trust. Accordingly, there can be no assurance that any Additional Accounts or accounts underlying Participation Interests will be of the same credit quality as the Accounts currently included in the Trust.

REMOVAL OF ACCOUNTS

     Pursuant to the Pooling and Servicing Agreement, Greenwood may, but will not be obligated to, designate Accounts for removal from the Trust (such Accounts being referred to hereinafter as the "Removed Accounts"). Such removal will be effective as of the last day of the Due Period in which Greenwood designates Accounts for removal from the Trust.

     Each removal of Accounts will be subject to certain conditions, including the delivery of an Officer's Certificate confirming that (i) the aggregate amount of Principal Receivables in the Trust less the aggregate amount of Principal Receivables in the Removed Accounts is not less than the Minimum Principal Receivables Balance, (ii) the removal of the Removed Accounts will not, in the reasonable belief of Greenwood, cause either (A) an Amortization Event to occur with respect to any series then outstanding or (B) the Deficit Accumulation Amount or Deficit Liquidation Amount, as applicable, with respect to any series then outstanding to be greater than zero on any Distribution Date with respect to that series, (iii) no selection procedures believed by Greenwood to be materially adverse to the investor certificateholders were utilized in selecting the Removed Accounts and (iv) the Rating Agencies have advised Greenwood that the removal will not cause the rating of any class of any outstanding series of investor certificates to be lowered or withdrawn.

TERMINATION OF THE TRUST

     The Pooling and Servicing Agreement provides that the Trust will terminate on October 16, 2014 (the "Final Trust Termination Date") or, if earlier, at the option of the Sellers, on the day after the Distribution Date on which funds have been deposited into the Series Distribution Accounts sufficient to pay in full the Aggregate Investor Interest plus all accrued and unpaid Certificate Interest on all series then outstanding.

                    DESCRIPTION OF THE INVESTOR CERTIFICATES

     The investor certificates of a series will be issued pursuant to the Pooling and Servicing Agreement, which was filed as an exhibit to the Registration Statement of which this Prospectus is a part, and a Series Supplement. The following summary of the investor certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Pooling and Servicing Agreement and the applicable Series Supplement. On written request to the Trustee at its principal corporate trust office, the Trustee will provide to any investor certificateholder without charge a copy of the Pooling and Servicing Agreement (without exhibits or schedules) and the applicable Series Supplement (without exhibits).

GENERAL

     Each series will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement. The Series Supplement will consist of two parts, a Series Term Sheet and an Annex. The Series Term Sheet will set forth the basic terms pertaining to the series. The Annex will constitute the bulk of the Series Supplement and will contain the detailed provisions regarding allocations of Collections and payments to the investor certificateholders of the series. The Annex is designed to be used for a variety of different types of series, and, accordingly, contains some provisions that will not be applicable to all series. The Series Term Sheet, in conjunction with the Annex, will set forth all of the specific terms of the series.

     Each series will consist of one or more classes of investor certificates. Each investor certificate will represent a Fractional Undivided Interest in the Trust, including the right to a percentage of all Collections on the Receivables in the Trust. See "-- Class Percentages and Seller Percentage." Each investor certificate of a series will represent the right to receive payments of interest on Interest Payment Dates with respect to such series at the applicable Certificate Rate on the Class Invested Amount with respect to such investor certificate. If a series has a Controlled Liquidation Period, each investor certificate of such series will represent the right to receive monthly payments of principal from the Principal Commencement Date and during the Amortization Period, if any, with respect to such series. If a series has an Accumulation Period, each investor certificate of such series will represent the right to receive repayment of principal on an applicable Expected Final Payment Date and monthly payments of principal during the Amortization Period, if any, with respect to such series. See "Description of the Investor Certificates -- Interest Payments" and "-- Principal Payments" herein and in the related Prospectus Supplement. With respect to a series having a class of subordinated certificates, the rights of the Class B Certificateholders to receive payments will be subordinated to the rights of the Class A Certificateholders with respect to such series to the extent described in the related Prospectus Supplement. See "Description of the Investor Certificates -- Allocations, Reallocations and Subordination of Collections -- Subordination of Class B Certificates" herein and in the related Prospectus Supplement.

     Greenwood holds a residual interest in the Trust (the "Seller Interest"), which is represented by the Seller Certificate. The Seller Interest represents the interest in the Principal Receivables not represented by the investor certificates of any series outstanding at any given time. The Seller Certificate represents an undivided interest in the Principal Receivables, including the right to a varying percentage (the "Seller Percentage") of all Collections on the Receivables in the Trust. See "-- Class Percentages and Seller Percentage."

     The amount of Principal Receivables in the Trust will vary each day as new Principal Receivables are created and others are paid. The amount of the Seller Interest, therefore, will fluctuate each day to reflect the changes in the amount of Principal Receivables in the Trust. The amount of the Seller Interest also will change when additional series are issued, when the Series Investor Interest for any series declines as principal payments are made to, or segregated into Investor Accounts for the benefit of, the investor certificateholders of that series, and when Receivables in Additional Accounts are added to the Trust or Receivables in Removed Accounts are removed from the Trust.

INTEREST PAYMENTS

     Interest will accrue on the Invested Amount of the investor certificates of a series or class at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, Finance Charge Collections and certain other amounts allocable to the investor certificateholders of a series will be used to make interest payments to investor certificateholders of such series on each Interest Payment Date specified in the related Prospectus Supplement. If the Interest Payment Dates for a series or class occur less frequently than monthly, such Finance Charge Collections or other amounts (or the portion thereof allocable to such series or class) will be deposited in one or more Series Interest Funding Accounts and used to make interest payments to investor certificateholders of such series or class on the following Interest Payment Date. If a series has more than one class of investor certificates, each such class may have a separate Interest Funding Account. Funds on deposit in a Series Interest Funding Account will be invested in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in a Series Interest Funding Account will be paid to, or at the direction of, Greenwood except as otherwise specified in the Prospectus Supplement. Interest with respect to the investor certificates of each series will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL PAYMENTS

     The investor certificates of each series will have a Revolving Period during which no distributions of Principal Collections will be made to the investor certificateholders unless otherwise specified in the related Prospectus Supplement. Principal Collections allocable to the investor certificates during the Revolving Period will first be made available, under certain circumstances, to fund Certificate Principal with respect to other series then outstanding in the Group to which such series belongs that are eligible for such reallocation. Any remaining Principal Collections generally will be paid to Greenwood, up to the amount of the Seller Interest. See "-- Allocations, Reallocations and Subordination of Collections -- Allocations Among Series and to Sellers."

     Unless otherwise specified in the related Prospectus Supplement, following the Revolving Period, unless an Amortization Period or an Early Accumulation Period commences with respect to a series, each series will have either an Accumulation Period or a Controlled Liquidation Period. If a series has an Accumulation Period, the principal of the investor certificates of the series will be scheduled to be paid in full on an Expected Final Payment Date. If a series has a Controlled Liquidation Period, the principal of the investor certificates of the series will be paid in installments commencing on the Principal Commencement Date. If a series has more than one class of investor certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be specified for each class. If an Early Accumulation Event occurs, principal will be paid as scheduled unless an Amortization Event occurs subsequently. If an Amortization Event occurs with respect to a series, the payment of principal with respect to the investor certificates of such series may commence earlier than the Expected Final Payment Date or Principal Commencement Date, as applicable, and the final principal payment with respect to the investor certificates of such series may be made earlier or later than the Expected Final Payment Date or other expected date. See "Description of the Investor Certificates -- Distributions of Collections and Application of Collections and Certain Other Amounts" in the related Prospectus Supplement.

ISSUANCE OF ADDITIONAL SERIES

     Series of investor certificates have previously been issued and are outstanding. The Pooling and Servicing Agreement provides that Greenwood may direct the Trustee from time to time to issue additional series of investor certificates, subject to certain conditions (each such issuance, a "New Issuance"). Each New Issuance will be pursuant to the Pooling and Servicing Agreement and a Series Supplement. Unless otherwise specified in the related Prospectus Supplement, each New Issuance will have the effect of reducing the amount of the Seller Interest by an amount equal to the Series Initial Investor Interest for the new series.

     Pursuant to the Pooling and Servicing Agreement, Greenwood will designate the terms of any New Issuance including, but not limited to, its Series Initial Investor Interest, the number of classes, the Class Initial Investor Interest for each class, the Certificate Rate for each class, the Payment Dates, the Series Termination Date and the Group to which the series will belong. The Pooling and Servicing Agreement does not require the consent of investor certificateholders of any series to issue a new series, and Greenwood, any Additional Sellers, the Master Servicer, the Servicer and the Trustee do not intend to request the consent of investor certificateholders of any series to the issuance of a new series.

     Greenwood and any Additional Sellers may offer for sale any series under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act of 1933"), or exempt from registration thereunder. Such offerings may be direct, through one or more underwriters or placement agents, in fixed price offerings or in negotiated transactions or otherwise. Any such series may be issued in fully registered or book-entry form (or in bearer form, if offered outside the United States), in minimum denominations determined by the Sellers. Greenwood intends to offer additional series from time to time, but is under no obligation to do so. See "Plan of Distribution."

COLLECTIONS ACCOUNT AND GROUP COLLECTIONS ACCOUNTS

     The Trustee has established and maintains in the name of the Trust a "Collections Account" and, for each Group of series, a "Group Collections Account." Each such account is a segregated trust account established with the Trustee or a "Qualified Institution," defined as a depository institution organized under the laws of the United States or any one of the states thereof that at all times has a short-term certificate of deposit rating of A-1/P-1 or better from the Rating Agencies and whose deposits are insured by the FDIC. Funds on deposit in the Collections Account or any Group Collections Account are invested in Permitted Investments pursuant to the Pooling and Servicing Agreement. The Master Servicer has the revocable power to instruct the Trustee to make withdrawals from the Collections Account and each Group Collections Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Series Supplement.

     Greenwood as Servicer deposits from Collections for any day an amount equal to the sum of its Required Daily Deposits for each series then outstanding directly into the Collections Account within two Business

Days following the Date of Processing of such Collections. Any Collections with respect to Greenwood Discover Card Accounts not deposited into the Collections Account are used by Greenwood for its own benefit until the Distribution Date on which those Collections are to be allocated to certificateholders. Greenwood may cease to deposit Collections into the Collections Account, and instead use all Collections with respect to Greenwood Discover Card Accounts received in each Due Period until the Distribution Date on which those Collections are to be allocated to certificateholders, if and when such use will not result in the lowering or withdrawal of the rating of any class of any series of investor certificates then outstanding by the Rating Agencies. In the event that there are additional Servicers, each such additional Servicer also will deposit from Collections for any day an amount equal to the sum of its required daily deposits for each series then outstanding directly into the Collections Account within two Business Days following the Date of Processing of such Collections, unless the use by such Servicer of Collections received by it for its own account prior to the applicable Distribution Date will not result in the lowering or withdrawal of the rating of any class of any series then outstanding by the Rating Agencies.

     On or before each Distribution Date with respect to each Group, Greenwood as Master Servicer directs the Trustee, first, to withdraw that portion of the amount of Collections allocable to the Seller Interest with respect to that Distribution Date from the Collections Account and pay such amount to the Holder of the Seller Certificate and second, to withdraw all remaining Collections from the Collections Account and deposit such Collections in each Group Collections Account, on or before the Distribution Date with respect to that Group, in an amount equal to the sum of (x) the sum of the Series Finance Charge Collections for each series that is a member of that Group and (y) the sum of the Series Principal Collections for each series that is a member of that Group. However, allocations to Investor Accounts may be deemed to be made and payments to the Holder of the Seller Certificate or to the Master Servicer may be made, prior to a Distribution Date, on the date the Master Servicer delivers the monthly master servicer statement and the information required to be included in the monthly investor certificateholders' statement with respect to each series then outstanding to the Trustee. With respect to each Group, Collections in the Group Collections Account for such Group will be allocated, deposited or paid on or prior to each Distribution Date with respect to such Group according to the terms of each Series Supplement relating to the outstanding series in such Group.

     Any earnings (net of losses and investment expenses) on funds on deposit in the Collections Account or any Group Collections Account will be paid to the Holder of the Seller Certificate.

CLASS PERCENTAGES AND SELLER PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement and all Series Supplements for series then outstanding, the Master Servicer will allocate among the Class Investor Interests for each class of each series then outstanding, the Seller Interest, and any other interests in the Receivables (such as, under certain circumstances, the CCA Investor Interest with respect to certain outstanding series), all Finance Charge Collections, all Principal Collections and the Charged-Off Amount. The Master Servicer will make each allocation by multiplying the amount of Finance Charge Collections, Principal Collections and the Charged-Off Amount by the applicable Class Percentage, Seller Percentage or other percentage.

     For convenience, this Prospectus refers to the Class Percentage for each class (and certain other percentages with respect to outstanding series) with respect to Finance Charge Collections, Principal Collections and the Charged-Off Amount as if those percentages will not in each case vary. The Class Percentages (and certain other percentages), however, may vary in each case as detailed in the "Glossary of Terms" contained in the related Prospectus Supplement. The method of calculating Class Percentages and other percentages with respect to each series of investor certificates will be set forth in the applicable Series Supplement. The Seller Percentage, in all cases, will equal 100% minus the sum of the Series Percentages for each series then outstanding.

ALLOCATIONS, REALLOCATIONS AND SUBORDINATION OF COLLECTIONS

     Allocations Among Series and to Sellers. On or before each Distribution Date, the Master Servicer will deposit into the Collections Account that portion of Collections with respect to the related Due Period that are to be allocated on that Distribution Date and that have not previously been deposited into the Collections

Account and direct the Trustee to withdraw from the Collections Account and pay to Greenwood that portion of the sum of (x) the total amount of Finance Charge Collections for the related Due Period less the sum of the amount of Series Finance Charge Collections for each series then outstanding for the related Due Period and (y) the total amount of Principal Collections for the related Due Period less the sum of the amount of Series Principal Collections for each series then outstanding for the related Due Period that is to be allocated to the Holder of the Seller Certificate for that Distribution Date. The Master Servicer will direct the Trustee to withdraw from the Collections Account and pay to each Group Collections Account, on or before the Distribution Date with respect to that Group, the sum of (x) the Series Finance Charge Collections for each series that is a member of that Group and (y) the Series Principal Collections for each series that is a member of that Group. Allocations of Collections to the series within each Group will be as set forth in the Series Supplements for each series within such Group. With respect to each Group, Collections in the Group Collections Account for such Group will be allocated, deposited or paid on or prior to each Distribution Date with respect to such Group according to the terms of each Series Supplement relating to the outstanding series of such Group.

     Subordinate Series. The Pooling and Servicing Agreement permits the issuance of series of investor certificates that are subordinate in right of payment, in whole or in part, to one or more other series (any such subordinate series, a "Subordinate Series"). Unless otherwise specified in the related Prospectus Supplement, a series will not be subordinate to any other series. Unless otherwise specified in the related Prospectus Supplement, the Series Supplement for each series, however, will provide for the possibility that a Subordinate Series with respect to such series may be issued in the future. The Seller may, but is under no obligation to, issue a series that is subordinate to one or more series at any time. The extent to which such Subordinate Series, if issued, will be subordinated to one or more series will be set forth in the Series Supplement with respect to such Subordinate Series.

     Subordination of Class B Certificates. Unless otherwise specified in the related Prospectus Supplement, in the case of a series of investor certificates issued with two classes, the Class B Certificates will be subordinated to the Class A Certificates. Certain amounts originally allocable to the Class B Certificates may be reallocated to the extent necessary to fund certain amounts with respect to the Class A Certificates. If these reallocations are not reimbursed, the Investor Interest with respect to the Class B Certificates will be reduced. If applicable, see "Description of the Investor Certificates -- Allocations, Reallocations and Subordination of Collections -- Subordination of Class B Certificates" in the related Prospectus Supplement.

ADJUSTMENTS TO RECEIVABLES

     The aggregate amount of Receivables will increase or decrease, as the case may be, to the extent any Receivable is adjusted without payment by or on behalf of a cardmember. Such adjustments include, but are not limited to, any Receivable that was created as a result of a fraudulent or counterfeit charge that the Servicer with respect to such Receivable adjusts, increases, reduces, modifies or cancels in accordance with its Credit Guidelines, or any Receivable that was created in respect of merchandise returned by the cardmember. If the exclusion of the amount of an adjustment from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, Greenwood is obligated to make, no later than the business day following the last day of the Due Period during which the adjustment is made, a deposit into the Collections Account in immediately available funds in an amount equal to the amount by which the adjustment exceeds the Seller Interest.

     In addition, under certain limited circumstances, a credit account that is not an Account may be combined with an Account. Such a combination may result in an increase or decrease in the amount of Receivables, depending on whether the Account is the account surviving the combination. Greenwood has no reason to believe that such account combinations will have a material effect on the aggregate amount of Receivables in the Trust.

DISTRIBUTIONS OF COLLECTIONS AND APPLICATION OF COLLECTIONS AND CERTAIN OTHER AMOUNTS

     Distribution Among Series. On or before each Distribution Date, Greenwood as Master Servicer will direct the Trustee to withdraw from the Collections Account and pay to each Group Collections Account, on or before the Distribution Date with respect to that Group, an amount equal to the sum of (x) the sum of the Series Finance Charge Collections for each series that is a member of that Group and (y) the sum of the Series Principal Collections for each series that is a member of that Group. On or before each Distribution Date with respect to each Group, amounts on deposit in the Group Collections Account with respect to that Group will be distributed in accordance with the terms of the Series Supplements for each series in that Group. With respect to each Group, Collections in the Group Collections Account for such Group will be allocated, deposited or paid on or prior to each Distribution Date with respect to the series in such Group according to the terms of each Series Supplement relating to the outstanding series in such Group.

     Net Payments. All payments made pursuant to the Pooling and Servicing Agreement or any Series Supplement on any Trust Distribution Date or Distribution Date on which Greenwood is the Master Servicer, between the Master Servicer or the Holder of the Seller Certificate and the Investor Accounts, may be aggregated for such Trust Distribution Date or Distribution Date. Therefore, Greenwood, acting as Master Servicer and as agent of the Holder of the Seller Certificate, may make only one payment to each account in satisfaction of all payments of the Holder of the Seller Certificate and the Master Servicer pursuant to the Pooling and Servicing Agreement or any Series Supplement, to the extent that all payment obligations of the Master Servicer and of the Holder of the Seller Certificate to each account on each Trust Distribution Date or Distribution Date exceed all amounts to be paid out of that account to the Master Servicer and the Holder of the Seller Certificate on such Trust Distribution Date or Distribution Date.

ADDITIONAL FUNDS

     The Pooling and Servicing Agreement provides that Greenwood may, from time to time, elect to add certain funds to the Trust ("Additional Funds") by delivering a written notice of the election to the Trustee, the Master Servicer and the Rating Agencies, which notice will specify the method of calculating the amount of such funds to be added to the Trust as of any Distribution Date and the source of those funds. No election will become effective until Standard & Poor's has advised the Master Servicer and Greenwood that the election will not cause the rating of any class of any series then outstanding to be lowered or withdrawn. During any time that Additional Funds are being added to the Trust, with respect to each series then outstanding, on or before the Distribution Date with respect to each such series, the Master Servicer will cause an amount equal to the product of (i) a fraction the numerator of which will be the Series Investor Interest and the denominator of which will be the Aggregate Investor Interest and (ii) the amount of Additional Funds for the preceding Due Period, to be deposited into the Series Collections Account for each series. The amount of Additional Funds allocated to each series will be further allocated in accordance with the provisions of each Series Supplement. Unless otherwise specified in the related Prospectus Supplement, the Series Supplement for each series will specify that any Additional Funds allocated to such series will be further allocated between the classes of such series based on the Class Investor Interest of each class as of the relevant Distribution Date (the "Class Additional Funds" for each class). Unless otherwise specified in the related Prospectus Supplement, no Additional Funds have been added to the Trust as of any Series Closing Date, and Greenwood is under no obligation to add Additional Funds to the Trust at any time in the future.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF SERIES

     The final payment of principal and interest on investor certificates of a series will be due and payable no later than the Series Termination Date specified in the related Prospectus Supplement.

     The final payment of principal of and interest on any investor certificate will be made only upon presentation and surrender of such investor certificate at the office or agency specified in the notice from the Trustee to the investor certificateholders regarding the final distribution. The Trustee will provide such notice to the investor certificateholders not later than the tenth day of the month of the final distribution.

     Each series will terminate on the earlier of (i) the Series Termination Date with respect to such series and (ii) the day following the Distribution Date on which the final payment of principal is made to the investor certificateholders of such series.

     If, as of the Distribution Date in the month preceding the Series Termination Date with respect to a series (after giving effect to all transfers, withdrawals and deposits to occur on such Distribution Date), the Series Investor Interest with respect to such series would be greater than zero, Receivables (or interests therein) in an amount sufficient to yield proceeds equal to the Series Investor Interest plus any accrued but unpaid Certificate Interest will be sold; provided, however, that the amount of Receivables to be sold will not exceed the product of (i) the aggregate amount of Receivables in the Trust and (ii) a fraction, the numerator of which is the Series Investor Interest and the denominator of which is the Aggregate Investor Interest, in each case on the Distribution Date in the month preceding the Series Termination Date; and provided, further, that the Receivables selected to be sold will not be materially different from the Receivables remaining in the Trust as of that Distribution Date. The proceeds from this sale will be deposited into the Series Distribution Account and paid to the investor certificateholders of such series on the Distribution Date immediately following the deposit. The payment will be deemed to be the final distribution with respect to the investor certificates of such series.

CREDIT ENHANCEMENT

     The Credit Enhancement with respect to a series may include a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement. Credit Enhancement also may be provided to a series or class of a series by subordination provisions that require distributions of principal and/or interest be made with respect to the investor certificates of such series or class before distributions are made to one or more other series or other classes of such series.

     A description of any Credit Enhancement provided with respect to a series will be set forth in the related Prospectus Supplement. The description will include such information as (a) the amount payable under the Credit Enhancement,
(b) any conditions to such payment, (c) the circumstances under which the Credit Enhancement will be available, (d) the class or classes of the series that will receive the direct benefit of the Credit Enhancement, (e) the conditions (if any) under which the amount payable under the Credit Enhancement may be terminated, reduced or replaced and (f) other material provisions of the related Credit Enhancement Agreement.

REPURCHASE OF TRUST PORTFOLIO

     A Trust Portfolio Repurchase Event will occur upon discovery that as of the Initial Closing Date or, with respect to any Additional Accounts, as of any date on which there is an assignment of the Receivables in such Additional Accounts to the Trust, (a) the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute a valid and binding obligation of each Seller, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles, (b) the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute (1) a valid transfer and assignment to the Trust of all right, title and interest of each Seller in and to the Receivables, whether then existing or thereafter created, and the proceeds thereof, or (2) the grant of a perfected security interest of first priority under the UCC as in effect in the Applicable State with respect to each Seller in such Receivables and proceeds thereof effective as to each Receivable upon the creation thereof, (c) any Seller or a Person claiming through or under any Seller has any claim to or interest in any Investor Account, other than the interests of the investor certificateholders or the interest of any Seller as a debtor for purposes of the UCC as in effect in the Applicable State with respect to each Seller, or (d) certain representations and warranties of any Seller regarding (1) its corporate status, authority with regard to the assignment of Receivables and performance of such Seller's obligations under the Pooling and Servicing Agreement and any Series Supplement and (2) the accuracy of information furnished by such Seller to the Trustee, are not true and the breach is not cured within a specified time period.

     Upon the occurrence of a Trust Portfolio Repurchase Event, either the Trustee or holders of investor certificates evidencing undivided interests in the Trust aggregating not less than 51% of the Aggregate Invested Amount may direct Greenwood to purchase Receivables transferred to the Trust on or before the Distribution Date with respect to each series then outstanding within 60 days of such notice; provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those Additional Accounts will be repurchased. Greenwood will not be required to make such a purchase, however, if, on any day during the applicable period, the Trust Portfolio Repurchase Event does not adversely affect in any material respect the interests of the investor certificateholders as a whole. The determination of materiality referred to above will be made by an officer of the Master Servicer in his sole reasonable judgment.

     The price for any such purchase with respect to each series then outstanding will be equal to the sum of the Series Investor Interest and all accrued but unpaid Certificate Interest with respect to the series; provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those Additional Accounts shall be repurchased at a price with respect to each series equal to the product of (i) the Series Investor Percentage with respect to Principal Collections for the next following Distribution Date with respect to the series and (ii) the amount of Receivables attributable to the Additional Accounts, and the purchase price shall be applied as Collections in respect of those Receivables in accordance with each applicable Series Supplement and deposited in the Group Collections Account relating to that series. In the event that the obligation of Greenwood to repurchase the Trust portfolio is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement then Greenwood's obligation to repurchase the Trust portfolio will be conditioned on Greenwood's ability to enforce those concurrent obligations against one or more other parties to the Seller Certificate Ownership Agreement.

REPURCHASE OF SPECIFIED RECEIVABLES

     A Receivable Repurchase Event will occur in the event that each Receivable that is transferred to the Trust is not, as of the time of such transfer, an Eligible Receivable and such event has a material adverse effect on the investor certificateholders' interest in the Receivables as a whole and is not cured within 60 days of the earlier of (i) actual knowledge of the breach by the relevant Seller or (ii) receipt by such Seller of written notice of any such event given by the Trustee. The determination of materiality referred to above will be made by an officer of the Master Servicer in his sole reasonable judgment. "Eligible Receivable" means each Receivable (a) that is payable in United States dollars, (b) that was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and the Servicer with respect to the Receivable and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to the Seller and Servicer, (c) as to which, if the Receivable was created before the Initial Closing Date or the relevant Addition Date, as applicable, (i) at the time of the creation of the Receivable, the applicable Seller had good and marketable title thereto free and clear of all liens ("Liens") arising under or through the Seller and (ii) at the time of the conveyance of such Receivable to the Trust, the Seller had, or the Trust will have, good and marketable title thereto free and clear of all Liens arising under or through the Seller, (d) as to which, if the Receivable was created on or after the Initial Closing Date, at the time of the creation of the Receivable, the Trust will have good and marketable title thereto free and clear of all Liens arising under or through the Seller and (e) which constitutes, or would have constituted, an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the Applicable State with respect to the Receivable. Greenwood will purchase all the Receivables in each Account in which there is any Receivable to which the Receivable Repurchase Event relates ("Ineligible Receivables") on the terms and conditions set forth below.

     Greenwood will purchase the Receivables in those Accounts by directing the Master Servicer to deduct the amount of the Receivables that are Principal Receivables from the aggregate amount of Principal Receivables in the Trust. In the event that the exclusion of those Receivables from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, on the following Trust Distribution Date, Greenwood will deposit into the Collections Account in immediately available funds an amount equal to the amount by which the Seller Interest would be reduced below zero. The deposit will be considered a repayment in full of the Receivables, and will be treated as Collections in respect of Principal Receivables for such Due Period. See "Description of the Investor Certificates -- Distributions of Collections and Application of Collections and Certain Other Amounts" herein and in the related Prospectus Supplement. In the event that the obligation of Greenwood to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Greenwood's obligation to repurchase Receivables will be conditioned on Greenwood's ability to enforce those concurrent obligations against one or more other parties to the Seller Certificate Ownership Agreement.

REPURCHASE OF A SERIES

     A Series Repurchase Event with respect to a series will occur upon discovery that as of the Series Closing Date, the applicable Series Supplement does not constitute a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles.

     Upon the occurrence of a Series Repurchase Event with respect to a series, either the Trustee or holders of investor certificates of such series evidencing undivided interests in the Trust aggregating not less than 51% of the Series Invested Amount with respect to such series may direct Greenwood to purchase the investor certificates of such series within 60 days after Greenwood receives a direction to purchase the investor certificates. Greenwood will not be required to make the purchase, however, if, on any day during the 60-day period, the Series Repurchase Event does not adversely affect in any material respect the interests of the investor certificateholders of such series as a whole.

     On the Distribution Date set for the purchase, Greenwood will deposit into the Series Distribution Account with respect to such series an amount equal to the sum of the Series Investor Interest and all accrued but unpaid Certificate Interest. The amount on deposit in the Series Distribution Account will be paid to the investor certificateholders of such series upon presentation and surrender of their investor certificates.

REPURCHASE OF INVESTOR CERTIFICATES

     The Pooling and Servicing Agreement provides that Sellers may become holders of investor certificates and that Greenwood may cancel any investor certificates owned by a Seller by providing notice of such cancellation to the Trustee; provided, however, that Class B Certificates of any series may not be cancelled unless Greenwood has been advised by the Rating Agencies that such cancellation will not cause the ratings of any investor certificates then outstanding to be lowered or withdrawn. Simultaneously with any cancellation of investor certificates of a series, the Class Invested Amount of the applicable class of such series and the Series Invested Amount with respect to such series will be reduced, and the Seller Interest will be increased, by the aggregate Class Invested Amount represented by the cancelled investor certificates of such series. No reduction of Class Invested Amount as described in the preceding sentence will result in a decrease in any Class Percentage with respect to the affected class if a Fixed Principal Allocation Event with respect to such series has previously occurred.

SALE OF SELLER INTEREST

     The Seller Certificate was issued to Greenwood. Any Additional Sellers also will become holders of the Seller Certificate, as tenants-in-common with Greenwood, and will enter into a Seller Certificate Ownership Agreement with Greenwood. In such event, all references to actions taken by Greenwood as Holder of the Seller Certificate shall be deemed to be taken by Greenwood on behalf of the Holders of the Seller Certificate. Pursuant to the Pooling and Servicing Agreement, neither Greenwood nor any Additional Seller (if any) may transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Seller Interest represented by the Seller Certificate, except for the transfer of all or part of any Seller's interest in the Seller Certificate to an affiliate of Greenwood that is included in the same "affiliated group" as Greenwood for United States federal income tax purposes; provided, however, that any Seller may transfer a portion of the Seller Interest on terms substantially similar to the terms of the Pooling and Servicing Agreement so long as the agreements and other documentation relating thereto are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and any Series Supplement and do not require any action prohibited or prohibit any action that is either required on the part of the Master Servicer, any Seller, the Trustee or any Servicer by the terms of the Pooling and Servicing Agreement and any Series Supplement or necessary to protect the interests of the investor certificateholders; and provided, further, that the Seller is advised by the Rating Agencies that the rating of any class of any series then outstanding would not be lowered or withdrawn as a result of such transfer. Notwithstanding the above, no such advice from the Rating Agencies is required if the transfer is made to comply with certain regulatory requirements.

REALLOCATION OF SERIES AMONG GROUPS

     The Pooling and Servicing Agreement provides that the Master Servicer may elect, at any time, subject to certain conditions, to move any series from the Group of which it is then a member to any other Group, including without limitation to a new Group established at such time of which the series to be moved is the only series. A series may be moved from one Group to another only if the following conditions are satisfied: (i) the Group from which the series is moved and the Group to which the series is moved have the same Distribution Date; (ii) the Master Servicer shall have certified to the Trustee that the Master Servicer reasonably believes that the movement of the applicable series would not (a) result in any delay in the payment of principal to the investor certificateholders of any series then outstanding, or (b) cause an Amortization Event to occur with respect to any series then outstanding; and (iii) the Rating Agencies shall have advised the Master Servicer and Greenwood that the movement of the applicable series would not cause the rating of any class of any series then outstanding to be lowered or withdrawn.

AMENDMENTS

     The Pooling and Servicing Agreement and any Series Supplement may be amended from time to time by the Master Servicer, the Sellers, the Trustee and the Servicers, without the consent of the investor certificateholders of any outstanding series, for any of the following purposes: (i) to add to the covenants and agreements contained therein or to surrender any right or power therein reserved to or conferred upon the Sellers, the Master Servicer or any Servicer; provided, however, that such action will not adversely affect in any material respect the interests of the holders of any class of any series then outstanding; (ii) to add provisions to or change or eliminate any of the provisions of the Pooling and Servicing Agreement or any Series Supplement; provided, however, that any such addition, change or elimination will not adversely affect in any material respect the interests of the holders of any class of any series then outstanding; (iii) to add provisions to or change any of the provisions of the Pooling and Servicing Agreement or any Series Supplement for the purpose of accommodating the addition of Participation Interests to the Trust; or (iv) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Pooling and Servicing Agreement, in any Series Supplement or in any amendment to the Pooling and Servicing Agreement or any Series Supplement.

     The Pooling and Servicing Agreement and the Series Supplement for any series also may be amended from time to time by the Master Servicer, the Sellers, the Trustee and the Servicers with the consent of the holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Class Invested Amount of each class of such series adversely affected for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Pooling and Servicing Agreement or the applicable Series Supplement, or of modifying in any manner the rights of the investor certificateholders of such series; provided, however, that the Trustee will have been advised by each Rating Agency that such amendment will not result in the withdrawal or lowering of the ratings assigned to the investor certificates of such series by that Rating Agency; and, provided, further, that no such amendment will materially and adversely affect the interests of the investor certificateholders of any class of such series by reducing in any manner the amount of, or delaying the timing of, distributions that are required to be made to any investor certificate without the consent of the affected investor certificateholders, or by reducing the aforesaid percentage required to consent to any such amendment, without the consent of each investor certificateholder of each affected class. For purposes of calculating whether a 66 2/3% consent has been achieved, the applicable Class Invested Amount or Series Invested Amount will be calculated without taking into account the Class Invested Amount represented by any investor certificates beneficially owned by any

Seller or any affiliate of any Seller, and no Seller or affiliate of a Seller will be entitled to vote on any amendment described in this paragraph. If any such amendment to the Pooling and Servicing Agreement would adversely affect the interests of any class of any other series of investor certificates then outstanding the consent of the investor certificateholders of each class adversely affected by such amendment to the Pooling and Servicing Agreement also will be required. Promptly after the execution of any amendment or consent described in this paragraph, the Trustee will notify the investor certificateholders of the substance of the amendment.

     None of the execution and delivery of any Series Supplement, the addition of Receivables to the Trust, the removal of Receivables from the Trust, the addition or removal of any Seller or Servicer in connection with an addition to or removal from the Trust of Receivables, or the replacement of any Servicer, Master Servicer or Trustee will constitute an amendment to the Pooling and Servicing Agreement or any Series Supplement for the purposes of the preceding two paragraphs, provided that any such action described in this sentence is completed in accordance with the provisions of the Pooling and Servicing Agreement and/or any applicable Series Supplement, as applicable.

LIST OF INVESTOR CERTIFICATEHOLDERS

     In the event that Definitive Certificates are issued with respect to the investor certificates of any series, upon written request of three or more investor certificateholders of record of any class of such series representing Fractional Undivided Interests in the Trust aggregating not less than 5% of the Class Invested Amount, after having been adequately indemnified by those investor certificateholders for its costs and expenses, the Trustee will afford those investor certificateholders access during business hours to the current list of investor certificateholders of such series for purposes of communicating with other investor certificateholders of such series with respect to their rights under the Pooling and Servicing Agreement and the applicable Series Supplement. See "-- Definitive Certificates."

MEETINGS

     The Pooling and Servicing Agreement does not provide for any annual or other meetings of investor certificateholders of any series.

BOOK-ENTRY REGISTRATION

     The information in this section concerning DTC, Cedel Bank, societe anonyme ("Cedel") and Euroclear and their book-entry systems and procedures has been obtained from sources that Greenwood and the Trust believe to be reliable, but Greenwood and the Trust take no responsibility for the accuracy of the information in this section.

     Unless otherwise provided in the Series Supplement, Certificate Owners may hold their investor certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). The investor certificates will be registered in the name of the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Greenwood has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the investor certificates. Unless otherwise provided in the Series Supplement, the investor certificates will be available for purchase in book-entry form in minimum denominations of $1,000 and integral multiples thereof. No person acquiring an interest in the investor certificates (each, a "Certificate Owner") will be entitled to receive a certificate representing that person's interest in the investor certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by investor certificateholders will refer to actions taken by DTC upon instructions from its Participants, as hereinafter defined, and all references herein to distributions and notices to investor certificateholders will refer to distributions and notices to DTC or Cede, as the registered holder of the investor certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Definitive Certificates."

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movements of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the investor certificates, see Annex I, hereto, and for information with respect to tax documentation procedures relating to the investor certificates, see Annex I, hereto and "Certain Federal Income Tax Consequences -- Non-United States Investor Certificateholders."

     Certificate Owners that are not Participants or Indirect Participants may purchase, sell or otherwise transfer ownership of, or other interests in, the investor certificates only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and Certificate Interest from the Trustee through the Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only investor certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as investor certificateholders, as that term is used in the Pooling and Servicing Agreement, and Certificate Owners only will be permitted to exercise the rights of investor certificateholders indirectly through the Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the investor certificates and is required to receive and transmit distributions of the principal of and interest on the investor certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the investor certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge investor certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those investor certificates, may be limited due to the lack of a physical certificate for those investor certificates.

     DTC has advised Greenwood that it will take any action permitted to be taken by an investor certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement only at the direction of one or more Participants to whose account with DTC the investor certificates are credited. DTC may take conflicting action with respect to other undivided interests in the investor certificates to the extent that those actions are taken on behalf of Participants whose holdings include those undivided interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations or customers ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may now be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 33 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to investor certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an investor certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of investor certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise provided in the Series Supplement, a class of investor certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominees, only if (i) the Master Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such class, and the Trustee or the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Master Servicer Termination Event, Certificate Owners representing in the aggregate not less than 51% of the respective Class Invested Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates of such class affected by the event. Upon surrender by DTC of the applicable definitive certificates and upon the issuance of instructions for re-registration, the Trustee will issue the applicable investor certificates as Definitive Certificates. Thereafter the Trustee will recognize the registered holders of such Definitive Certificates as investor certificateholders under the Pooling and Servicing Agreement and the applicable Series Supplement.

     The Trustee will distribute principal and interest on the investor certificates directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement and the applicable Series Supplement. Distributions on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any investor certificate (whether Definitive Certificates or one of the investor certificates registered in the name of Cede representing the investor certificates), however, will be made only upon presentation and surrender of the investor certificate at the office or agency specified in the notice of final distribution to investor certificateholders. The Trustee will provide the notice to registered investor certificateholders not later than the tenth day of the month of such final payment.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee, or at such other office as Greenwood designates. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                                   SERVICING

MASTER SERVICER AND SERVICER

     Greenwood acts as Master Servicer with respect to the Trust. In addition to the Master Servicer, there also may be one or more Servicers, each of which will be a "Servicer" for purposes of the Trust with respect to the Accounts which that Servicer services. Currently, Greenwood, as Servicer with respect to the Greenwood Discover Card Accounts, is the only Servicer. Additional Servicers may be added to the Trust at a later date if receivables in accounts other than credit accounts originated by Greenwood are added to the Trust. Each Servicer will perform servicing functions with respect to the Accounts for which it is the Servicer. The Master Servicer, in its role as Master Servicer, will coordinate the activities of the various Servicers with respect to the Trust. The duties of the Master Servicer include aggregating Collections from the Servicers and distributing such Collections to the various Investor Accounts, directing the investment of funds on deposit in the Investor Accounts and the Credit Enhancement Accounts in Permitted Investments, receiving the Monthly Servicing Fee and allocating it among the Servicers, preparing reports for investor certificateholders and making any filings on behalf of the Trust with the Securities and Exchange Commission or other governmental agencies. The Master Servicer has no duty to pay any amount in lieu of Collections from its own funds in the event of a failure on the part of any Servicer to transfer Collections to the Master Servicer or to the Trust, at the direction of the Master Servicer. Upon the appointment of any additional Servicer, Greenwood as Master Servicer and Servicer and the additional Servicer will enter into a Master Servicing Agreement, which will govern the relationship among the Master Servicer and the Servicers.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer is paid a monthly servicing fee, on behalf of the investor certificateholders of each series then outstanding and the Sellers, in respect of each Due Period in an amount equal to no less than 2% per annum (calculated on the basis of a 360-day year of twelve 30-day months) of the amount of Principal Receivables in the Trust on the first day of such Due Period (the "Monthly Servicing Fee"), as compensation for its activities as Master Servicer and reimbursement for its expenses. In the event that there is more than one Servicer, the Master Servicer's expenses will include the payment of a servicing fee to each Servicer, pursuant to the terms of a Master Servicing Agreement to be entered into by Greenwood as Master Servicer and Servicer and any other Servicer. The Monthly Servicing Fee is allocated among the Seller Interest and each series then outstanding. The share of each Monthly Servicing Fee allocable to the Holder of the Seller Certificate (the "Seller Servicing Fee") on any Trust Distribution Date is equal to the product of (i) the product of (x) the Investor Servicing Fee Percentage and (y) and the amount of Principal Receivables in the Trust as of the first day of the Due Period related to that Trust Distribution Date and (ii) a fraction the numerator of which is the amount of the Seller Interest and the denominator of which is the greater of (a) the amount of Principal Receivables in the Trust and (b) the Aggregate Investor Interest, and is paid to the Master Servicer by the Holder of the Seller Certificate on or before each Trust Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the portion of the fee allocated to the Class Investor Interest for each class of each series (the "Class Monthly Servicing Fee") is equal to the product of the amount of the Investor Servicing Fee for a given Due Period and a fraction the numerator of which is the Class Investor Interest and the denominator of which is the Series Investor Interest, in each case on the first day of that Due Period. The Investor Servicing Fee for any given Due Period with respect to each Series will be equal to the product of the Investor Servicing Fee Percentage and the Series Investor Interest on the first day of the Due Period (or in the case of the first Distribution Date, on the Series Cut-Off Date). The Class Monthly Servicing Fee for each class will be funded from Class Finance Charge Collections and may be funded from certain other sources as described in "Description of the Investor Certificates -- Distributions of Collections and Application of Collections and Certain Other Amounts" in the related Prospectus Supplement. The remainder of the Monthly Servicing Fee will be allocated to each other outstanding series. Neither the Trustee nor the investor certificateholders of any series will have any obligation to pay that portion of the Monthly Servicing Fee that is payable by any class of any other series issued by the Trust or that is payable by the Sellers.

     The Master Servicer pays from its servicing compensation the servicing fees for each Servicer and certain other expenses incurred in connection with servicing the Receivables. These include, without limitation, payment of the fees and disbursements of the Trustee and independent accountants and other fees and expenses of the Trust not expressly stated in the Pooling and Servicing Agreement or any Series Supplement to be for the account of the certificateholders; provided that neither the Master Servicer nor any Servicer will be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the certificateholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SERVICERS

     Pursuant to the Pooling and Servicing Agreement, neither the Master Servicer nor any Servicer may resign from its obligations and duties as Master Servicer or Servicer under the Pooling and Servicing Agreement or any Series Supplement, except upon determination that such duties are no longer permissible under applicable law and under certain other limited circumstances. No such resignation will become effective until the Trustee or a successor to the Master Servicer or Servicer, as applicable, has assumed such Master Servicer's or Servicer's responsibilities and obligations under the Pooling and Servicing Agreement and such Series Supplements.

     The Master Servicer or any Servicer may delegate any of its duties under the Pooling and Servicing Agreement or any Series Supplement; provided, however, that the delegation of any duties will not relieve the Master Servicer or such Servicer of its liabilities and responsibilities with respect to such duties and will not constitute a resignation under the Pooling and Servicing Agreement.

     Any corporation into which, in accordance with the Pooling and Servicing Agreement, the Master Servicer or any Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer or any Servicer is a party, or any corporation succeeding to the business of the Master Servicer or any Servicer will be, upon execution of a supplement to the Pooling and Servicing Agreement and each Series Supplement then outstanding, the successor to the Master Servicer or that Servicer, as applicable, under the Pooling and Servicing Agreement and those Series Supplements.

MASTER SERVICER TERMINATION EVENTS

     If any Master Servicer Termination Event occurs, either the Trustee or investor certificateholders evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount for any class of any series then outstanding that is materially adversely affected thereby, by written notice to Greenwood as Master Servicer (and to the Trustee if given by the investor certificateholders), may terminate all of the rights and obligations of Greenwood as Master Servicer under the Pooling and Servicing Agreement and any Series Supplement then outstanding. The Trustee will appoint a successor Master Servicer as promptly as possible. If the Trustee has not appointed a successor Master Servicer who has accepted the appointment by the time Greenwood ceases to act as Master Servicer, all authority, power and obligations of Greenwood as Master Servicer under the Pooling and Servicing Agreement and any Series Supplement then outstanding will pass to and be vested in the Trustee.

     A "Master Servicer Termination Event" refers to any of the following events:

          (a) failure by the Master Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any withdrawal, on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement (or within the five business days thereafter);

          (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement that continues unremedied for a period of 60 days after written notice of the failure requiring the same to be remedied has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount for any class of any series materially adversely affected thereby;

          (c) any representation, warranty or certification made by the Master Servicer in the Pooling and Servicing Agreement, any Series Supplement, the Master Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any class of any series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure requiring the same to be remedied has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount for any class of any series materially adversely affected thereby; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Master Servicer. However, the FDIC may have the power to prevent the Trustee or investor certificateholders from effecting a transfer of servicing if the relevant Master Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Greenwood, or any other FDIC-insured depository institution, as Master Servicer. Similarly, if a Master Servicer Termination Event occurs with respect to a Master Servicer subject to Title 11 of the United States Code, and no Master Servicer Termination Event exists other than the filing of a bankruptcy petition by or against such Master Servicer, the Trustee or investor certificateholders may be prevented from effecting a transfer of servicing.

SERVICER TERMINATION EVENTS

     If any Servicer Termination Event occurs with respect to any Servicer, either the Trustee or investor certificateholders evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount for any class of any series then outstanding that is materially adversely affected thereby, by written notice to Greenwood as Master Servicer and to the Servicer to which any such Servicer Termination Event relates (and to the Trustee if given by the investor certificateholders), may terminate all of the rights and obligations of that Servicer under the Pooling and Servicing Agreement, any Series Supplement then outstanding and the Master Servicing Agreement. The Trustee will appoint a successor Servicer with respect to the Servicer as promptly as possible. If the Trustee has not appointed a successor Servicer who has accepted the appointment by the time the Servicer ceases to act as a Servicer, all authority, power and obligations of that Servicer under the Pooling and Servicing Agreement, any Series Supplement then outstanding and the Master Servicing Agreement will pass to and be vested in the Trustee.

     A "Servicer Termination Event," with respect to any Servicer, refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement (or within the five business days thereafter);

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement which continues unremedied for a period of 60 days after written notice of the failure requiring the same to be remedied has been given to that Servicer by the Trustee or to the Servicer and the Trustee by holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount for any class of any series materially adversely affected thereby;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, any Series Supplement, the Master Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement, any Series Supplement or the Master Servicing Agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any class of any series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure requiring the same to be remedied has been given to that Servicer by the Trustee or to the Servicer and the Trustee by holders of investor certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount for any class of any series materially adversely affected thereby; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer. However, the FDIC may have the power to prevent the Trustee or investor certificateholders from effecting a transfer of servicing if the relevant Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of that Servicer, or any other FDIC-insured depository institution, as Servicer. Similarly, if a Servicer Termination Event occurs with respect to a Servicer subject to Title 11 of the United States Code, and no Servicer Termination Event exists other than the filing of a bankruptcy petition by or against that Servicer, the Trustee or investor certificateholders may be prevented from effecting a transfer of servicing.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or about April 15 of each calendar year the Master Servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the Trustee, the Master Servicer and each Servicer (i) to the effect that those accountants are of the opinion that the system of internal accounting controls in effect on the date of such report relating to the servicing procedures performed by the Master Servicer and each Servicer under the Pooling and Servicing Agreement and any Series Supplement were sufficient for the prevention of errors and irregularities that would be material to the assets of the Trust and that nothing has come to the accountants' attention that would cause them to believe such servicing has not been conducted in compliance with the Pooling and Servicing Agreement and any Series Supplement, except for such exceptions as the accountants believe to be immaterial and such other exceptions as will be set forth in such report and (ii) to the effect that those accountants have compared the mathematical calculations of the amounts set forth in the Master Servicer's monthly certificates delivered during the preceding calendar year covered by such report with the computer reports of the Master Servicer and each Servicer that generated those amounts, confirming that those amounts are in agreement, except for such exceptions as the accountants believe to be immaterial and such other exceptions as will be set forth in the report. The procedures to be followed by those accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

     The Pooling and Servicing Agreement provides for delivery to the Trustee, Greenwood on behalf of the Holder of the Seller Certificate and the Rating Agencies on or before April 15 of each calendar year of an annual statement signed by an officer of the Master Servicer to the effect that (a) in the course of the officer's duties as an officer of the Master Servicer, the officer would normally obtain knowledge of any Master Servicer Termination Event, and (b) whether or not the officer has obtained knowledge of any such Master Servicer Termination Event and, if so, specifying each Master Servicer Termination Event of which the signing officer has knowledge and the nature of such Master Servicer Termination Event. The Pooling and Servicing Agreement also provides for delivery of a similar annual statement by each Servicer with respect to Servicer Termination Events.

                                   THE SELLER

GREENWOOD

     Greenwood is a wholly owned subsidiary of NOVUS and an indirect subsidiary of MSDW. Greenwood was acquired by NOVUS in January 1985. Greenwood was chartered as a banking corporation under the laws of the State of Delaware in 1911, and its deposits are insured by the FDIC. Greenwood is not a member of the Federal Reserve System. The executive office of Greenwood is located at 12 Read's Way, New Castle, Delaware 19720. In addition to the experience obtained by Greenwood in the bank card business since 1985, a majority of the senior management of the credit, operations and data processing functions for the Discover Card at Greenwood and NOVUS Services, Inc. ("NSI") has had extensive experience in the credit operations of other credit card issuers. NSI performs sales and marketing activities, provides operational support for the Discover Card program and maintains merchant relationships.

     By virtue of the enactment of CEBA, there are certain limitations placed on Greenwood, including a requirement that Greenwood not engage in activities in which it was not engaged as of March 5, 1987. Since its acquisition by NOVUS, as a result of these and earlier limitations, Greenwood has not engaged in the business of making commercial loans. See "Risk Factors -- Legislation." Greenwood believes that in light of the programs it has in place, the limitations of CEBA will not have a material impact on the level of the Receivables or on Greenwood's ability to service the Receivables.

INSOLVENCY-RELATED MATTERS

     It is possible that a receiver or conservator of Greenwood may argue that the transaction between Greenwood and the Trust, whereby Greenwood has transferred to the Trust all of its right, title and interest in and to the Receivables, whether existing on the Cut-Off Date or thereafter arising, is a pledge of the Receivables rather than an absolute transfer. Accordingly, Greenwood has granted to the Trustee, on behalf of the Trust, a security interest in the Receivables. To the extent that this security interest is validly perfected prior to an insolvency of Greenwood and not taken in contemplation of such insolvency or with the intent to hinder, delay or defraud Greenwood or its creditors, this security interest should not be subject to avoidance by a receiver or conservator of Greenwood, and payments made in respect of the Receivables (other than payments made to Greenwood by the Trust with respect to Greenwood's interest in the Seller Certificate) should not be subject to recovery by a receiver or conservator of Greenwood. If, however, a receiver or conservator of Greenwood were to assert a contrary position or were to require the Trust to establish its right to cash Collections in the possession of Greenwood as Servicer or otherwise by submitting a claim and completing the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the Federal Deposit Insurance Corporation, if appointed as conservator or receiver for Greenwood, has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Greenwood such as the Pooling and Servicing Agreement. The Federal Deposit Insurance Act, as amended, provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the Federal Deposit Insurance Corporation were to be appointed as conservator or receiver of Greenwood and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. In a 1993 case involving the repudiation by the Resolution Trust Corporation, which has ceased to exist as of December 31, 1995 (the Federal Deposit Insurance Corporation has taken over its responsibilities), of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.

     Unless otherwise specified in the related Prospectus Supplement, Greenwood will receive, on each Series Closing Date, an opinion of Latham & Watkins, counsel to Greenwood, concluding on a reasoned basis (although there is no precedent based on directly similar facts) that subject to certain facts, assumptions and qualifications specified therein (including matters set forth under "Certain Legal Matters Relating to the Receivables -- Transfer of Receivables" and "-- Certain UCC Matters"), (i) under New York law, the perfection and the effect of perfection or nonperfection of a security interest in the Receivables are governed by the law of the jurisdiction in which the debtor is located, (ii) if the transfer of the Receivables to the Trust by Greenwood constitutes an absolute transfer, then the transfer is a transfer of all right, title and interest of Greenwood in and to those Receivables to the Trust and (iii) if the transfer is deemed not to be an absolute transfer, it would be treated as a security interest created by the Pooling and Servicing Agreement in favor of the Trust in Greenwood's right, title and interest in and to the Receivables. Unless otherwise specified in the related Prospectus Supplement, Greenwood also will receive, on each Series Closing Date, an opinion of Young Conaway Stargatt & Taylor, LLP, Delaware counsel to Greenwood, concluding on a reasoned basis that, subject to certain facts, assumptions and qualifications specified therein (including matters set forth under "Certain Legal Matters Relating to the Receivables -- Transfer of Receivables" and "-- Certain UCC Matters"), (i) to the extent Delaware law applies, the security interest created by the Pooling and Servicing Agreement in favor of the Trust is a valid security interest in all right, title and interest of Greenwood in and to the Receivables, (ii) the security interest is a perfected security interest and (iii) the security interest is a first priority security interest.

     The above descriptions are qualified in their entirety by reference to the forms of opinions filed as exhibits to the Registration Statement of which this Prospectus is a part.

               CERTAIN LEGAL MATTERS RELATING TO THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Upon formation of the Trust, Greenwood conveyed to the Trust without recourse, all Receivables existing under the Accounts as of the Cut-Off Date. In addition, Greenwood conveyed to the Trust all Receivables existing under Additional Accounts as of the applicable Additional Account Cut-Off Date, and may do so again in the future. Greenwood also transfers additional Receivables generated in the Accounts to the Trust on an ongoing basis. In exchange, Greenwood received the Seller Certificate and the right to direct the issuance of, and receive the proceeds from the sale of, new series of investor certificates. Greenwood has agreed to repurchase Receivables if either the sale of the Receivables is not a valid transfer of all right, title and interest of Greenwood or any Additional Seller in and to the Receivables or, if the transfer of Receivables by Greenwood or any Additional Seller to the Trust is deemed to be a pledge of Receivables, the Trust does not have a first priority perfected security interest in the Receivables. In the event that the obligation of Greenwood to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Greenwood's obligation to repurchase Receivables will be conditioned on Greenwood's ability to enforce those concurrent obligations against one or more parties to the Seller Certificate Ownership Agreement. A tax or statutory lien on property of Greenwood arising before Receivables came into existence may have priority over the Trust's interest in those Receivables. In addition, subject to certain conditions, each Servicer will be permitted to use all or a portion of the cash Collections received by it during any given Due Period until the applicable Distribution Date and, in the event of the receivership, custodianship or bankruptcy of any such Servicer, the Trust may not have a perfected interest in such Collections. See "Description of the Investor Certificates -- Repurchase of the Trust Portfolio."

     The Receivables are "accounts" or "general intangibles" as defined in
Article 9 of the UCC as in effect in the Applicable State with respect to each Receivable. To the extent the Receivables constitute accounts, both the absolute transfer of such Receivables and the transfer of such Receivables as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, including the filing of financing statements to perfect the Trust's security interest. To the extent Receivables constitute general intangibles and the transfer of such Receivables is deemed to be a transfer as security for an obligation, Article 9 of the UCC is applicable to the same extent as it is applicable to Receivables constituting accounts. A financing statement has been filed, and continuation statements covering the Receivables will be filed, under the UCC as in effect in Delaware to protect the Trust in the event the transfer of Receivables to the Trust by Greenwood is subject to Article 9 of the UCC. If a transfer of Receivables constituting general intangibles is deemed to be an absolute transfer, then the UCC is not applicable, and no further action is required to perfect the Trust's interest in such Receivables from third-party claims. However, if the FDIC were appointed as receiver of Greenwood, certain administrative expenses of the receiver might have priority over the interest of the Trust in Receivables originated by Greenwood, whether such Receivables are accounts or general intangibles.

CERTAIN UCC MATTERS

     Unless continuation statements are filed within the time specified in the UCC in respect of the security interest of the Sellers or the Trust in the Receivables, the perfection of the security interest will lapse.

     There are also certain limited circumstances under the UCC under which Receivables could be subject to an interest that has priority over the interest of the Sellers or the Trust. Under the Pooling and Servicing Agreement, however, Greenwood has agreed to repurchase the Receivables in any Account containing a Receivable that has been transferred to the Trust and that is not free and clear of the lien of any third party, if the existence of such liens has a material adverse effect on the certificateholders' interest in the Receivables as a whole. In the event that the obligation of Greenwood to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Greenwood's obligation to repurchase Receivables will be conditioned on Greenwood's ability to enforce those concurrent obligations against one or more parties to the Seller Certificate Ownership Agreement. See

"Description of the Investor Certificates -- Repurchase of Specified Receivables." Each Seller also will covenant that it will not sell, pledge, assign, transfer or grant any lien on any of the Receivables transferred by it (or any interest therein) other than to the Trust. A tax or other statutory lien on property of a transferor also may have priority over the interest of the Sellers or the Trust in the Receivables.

     Because the Trust's interest in the Receivables is dependent upon the relevant Seller's interest in the Receivables, any adverse change in the priority or perfection of a Seller's security interest would correspondingly affect the Trust's interest in the affected Receivables.

     As set forth under "Risk Factors -- Certain Legal Aspects," under certain circumstances all or a portion of the cash Collections of Receivables received by each Servicer will be made available for use by such Servicer prior to each Distribution Date. In the event of the insolvency or receivership of any such Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in those cash Collections.

CONSUMER PROTECTION LAWS AND DEBTOR RELIEF LAWS APPLICABLE TO THE RECEIVABLES

     The relationships among credit cardmembers, credit card issuers and sellers of merchandise and services in transactions financed by the extension of credit under credit accounts are extensively regulated by federal and state consumer protection laws and regulations. Such laws and regulations include the Federal Truth-in-Lending Act and Fair Credit Billing Act (and the provisions of the Federal Reserve Board's Regulation Z issued under each of them), Equal Credit Opportunity Act (and the provisions of the Federal Reserve Board's Regulation B issued thereunder), Fair Credit Reporting Act and Fair Debt Collection Practices Act. These statutes and regulations require credit disclosures on credit card applications and solicitations, on an initial disclosure statement required to be provided when a credit card account is first opened, and with each monthly billing statement. They also prohibit certain discriminatory practices in extending credit, impose certain limitations on the charges that may be imposed and regulate practices utilized in collections. In addition, cardmembers are entitled, under these laws and regulations, to have payments and credits promptly applied on credit accounts and to require billing errors to be promptly resolved. A cardmember may be entitled to assert violations of certain of these consumer protection laws and, in certain cases, claims against the lender or seller, by way of set-off against his obligation to pay amounts owing on his account. For example, under the Federal Truth-in-Lending Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of transactions in which a credit card is used to purchase merchandise or services, if certain conditions are met. These conditions include requirements that the cardmember make a good faith attempt to obtain satisfactory resolution of the dispute from the person honoring the credit card and meet certain jurisdictional requirements. Where the seller of the goods or services is the same party as the card issuer, or controls or is controlled by the card issuer directly or indirectly, these jurisdictional requirements are not applicable. These statutes further provide that in certain cases a cardmember's liability may not exceed $50 with respect to charges to the credit card account that resulted from unauthorized use of the credit card. The application of federal and state consumer protection, bankruptcy and debtor relief laws would affect the interests of the investor certificate-holders if those laws result in any Receivables being charged off as uncollectible. Greenwood has agreed in the Pooling and Servicing Agreement that if a Receivable was not created in compliance in all material respects with all Requirements of Law with respect to such Receivable, and if such noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the Trust in all the Receivables, Greenwood will repurchase all Receivables in the Accounts containing the Receivable affected by such noncompliance. Greenwood also has agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights arising from the breach of these warranties, see "The Trust -- Indemnification of Trust and Trustee." See also "Risk Factors -- Consumer Protection Laws and Regulations; Litigation."

CLAIMS AND DEFENSES OF CARDMEMBERS AGAINST THE TRUST

     The UCC provides that (a) unless an obligor has made an enforceable agreement not to assert defenses or claims arising out of a sale, the rights of the Trust, as assignee, are subject to all the terms of the contract between Greenwood and the obligor and any defense or claim arising therefrom and to any other defense or claim of the obligor against Greenwood that accrues before the obligor receives notification of the assignment and (b) any obligor is authorized to continue to pay Greenwood until (i) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee and (ii) if requested by the obligor, the Trustee has furnished reasonable proof of the assignment.

                                USE OF PROCEEDS

     The net proceeds from the sale of each series of the investor certificates will be paid to Greenwood. Unless otherwise specified in the related Prospectus Supplement, Greenwood will add the proceeds received by it to its general funds and initially will use the proceeds to effect a reduction of short-term borrowings.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of certain anticipated federal income tax consequences of the purchase, ownership and disposition of investor certificates of a series is based on the advice of Latham & Watkins ("Tax Counsel") as counsel to Greenwood. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury Regulations and judicial and administrative rulings and decisions ("Current Law"). There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any legislative, judicial or administrative changes or interpretations may or may not be retroactive and could affect tax consequences to investor certificateholders of one or more series.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investor certificateholders in light of their individual circumstances, and, except for certain limited discussions of particular topics, is not intended for investor certificateholders subject to special treatment under the federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions, broker-dealers and investors that have a functional currency other than the United States dollar or hold their investor certificates as part of a hedge, straddle or conversion transaction). PROSPECTIVE INVESTOR CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INVESTOR CERTIFICATES.

     The discussion assumes that an investor certificate (i) is issued in registered form, (ii) has all payments denominated in United States dollars and not determined by reference to the value of any other currency, and (iii) has a term that exceeds one year. Moreover, the discussion assumes that, unless
Section 1272(a)(6) applies to the investor certificate, the interest formula for the investor certificate meets the requirements for "qualified stated interest" under Treasury Regulations relating to original issue discount ("OID"), and that any OID on the investor certificate arising from any excess of the principal amount of the investor certificate over its issue price is de minimis (i.e., is less than 1/4% of its principal amount multiplied by the number of full years until its maturity date). If these conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

TAX TREATMENT OF THE INVESTOR CERTIFICATES AS INDEBTEDNESS

     Unless otherwise specified in the related Prospectus Supplement, Tax Counsel will advise Greenwood that, in their opinion, although the matter is not free from doubt, under Current Law the investor certificates of a series will be treated as indebtedness of Greenwood for federal income tax purposes. Such opinion is based, in part, upon (i) the expressed intent of Greenwood to treat the investor certificates for federal, state and local income and franchise tax purposes as indebtedness secured by the Receivables and other assets held in the Trust, (ii) the commitment of each investor certificateholder, by the acceptance of an investor certificate, similarly to treat the investor certificates for federal, state and local income and franchise tax purposes as indebtedness, (iii) Tax Counsel's conclusion that the federal income tax treatment of the investor certificates should be determined based on the economic substance of the arrangement created by the Pooling and Servicing Agreement, the Series Supplement and the Credit Enhancement Agreement and (iv) Tax Counsel's analysis of such economic substance. There can be no assurance, however, that the IRS or the courts will agree with the conclusions of Tax Counsel. In that regard, the Pooling and Servicing Agreement and the Series Supplement of a series generally refer to the transfer of the Receivables as a "sale," and Greenwood has informed Tax Counsel (i) that different criteria are used in determining the non-tax accounting treatment of the transaction and (ii) that, for regulatory and financial accounting purposes, Greenwood will treat the transfer of the Receivables under the Pooling and Servicing Agreement and the Series Supplement with respect to such series as a transfer of an ownership interest in the Receivables and not as the creation of a debt obligation. Notwithstanding the foregoing, Greenwood will treat the investor certificates as indebtedness for federal, state and local income and franchise tax purposes and the investor certificateholders, by acceptance of the investor certificates, agree to treat such investor certificates of a series as indebtedness of Greenwood for federal, state and local income and franchise tax purposes. Except for the discussion in "-- Possible Characterization of the Investor Certificates," the following discussion of federal income tax consequences assumes that the investor certificates of a series will be treated as indebtedness of Greenwood for federal income tax purposes.

UNITED STATES INVESTOR CERTIFICATEHOLDERS

     The rules set forth below apply to investor certificateholders who are "United States Persons." A "United States Person" is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is subject to United States federal income taxation regardless of its source).

     Stated Interest on Investor Certificates. Subject to the discussion below, interest paid on the investor certificates will be taxable as ordinary income when received or accrued by investor certificateholders in accordance with their method of accounting. Generally, interest received on the investor certificates will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. In general, the excess of the stated redemption price at maturity of the investor certificates of a series over their issue price will constitute OID, unless such excess is within a statutorily-defined de minimis exception.

     If the investor certificates of a series are issued with OID, investor certificateholders generally will be required to include OID in income for each accrual period in advance of receipt of the cash representing such OID. A holder of a debt instrument issued with OID is required to recognize as ordinary income the amount of OID on the debt instrument as such discount accrues, in accordance with a constant yield method. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments or, to the extent provided in Treasury Regulations, by reason of other events. Under these provisions, the computation of OID (and market discount, see "-- Market Discount") on such debt instruments must be determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the actual prepayment experience. As a result, the amount of OID on such debt instruments that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), investor certificateholders should consult their own tax advisors regarding the impact of the OID rules in the event the investor certificates of a series are issued with OID.

     Market Discount. Investor certificateholders should be aware that the resale of an investor certificate may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily-defined de minimis exception, if an investor certificateholder acquires an investor certificate at a market discount (i.e., at a price below its stated redemption price at maturity or its revised issue price if it was issued with OID) and thereafter recognizes gain upon a disposition of the investor certificate (or disposes of it in certain non-recognition transactions such as a gift), the lesser of such gain (or appreciation, in the case of an applicable non-recognition transaction) or the portion of the market discount that accrued while the investor certificate was held by such investor certificateholder will be treated as ordinary interest income at the time of the disposition. The market discount rules also provide that an investor certificateholder who acquires an investor certificate at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the investor certificate until the investor certificateholder disposes of the investor certificate in a taxable transaction.

     Principal payments on the investor certificates of a series will be made monthly during the Controlled Liquidation Period and the Amortization Period, if any. An investor certificateholder who acquired an investor certificate at a market discount would be required to treat as ordinary interest income the portion of any principal payment attributable to accrued market discount on such investor certificate.

     An investor certificateholder who acquired an investor certificate at a market discount may elect to include market discount in income as the discount accrues, either on a ratable basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an investor certificateholder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on sales, principal payments and certain other dispositions of the investor certificates and the deferral of interest deductions on indebtedness related to the investor certificates will not apply.

     Amortizable Bond Premium. Generally, if the price or tax basis of an investor certificate held as a capital asset exceeds the sum of all amounts payable on the investor certificate after the acquisition date (other than payments of qualified stated interest), such excess may constitute amortizable bond premium that the investor certificateholder may elect to amortize under the constant interest rate method over the period from the investor certificateholder's acquisition date to the investor certificate's maturity date. Treasury regulations specifically exclude debt instruments acquired on or after March 2, 1998 that are subject to Section 1272(a)(6) of the Code from the amortizable bond premium rules contained in such regulations. See discussion of
Section 1272(a)(6) in "-- Original Issue Discount." Amortizable bond premium generally will be treated as an offset to interest income on the investor certificate, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. An investor certificateholder that elects to amortize bond premium must generally reduce the tax basis in the related investor certificate by the amount of bond premium used to offset interest income. If an investor certificate purchased at a premium is redeemed in full prior to its maturity, an investor certificateholder who has elected to amortize bond premium should be entitled to a deduction for any remaining unamortized bond premium in the taxable year of redemption.

     Sales of Investor Certificates. In general, an investor certificateholder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an investor certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than the amount attributable to, and taxable as, accrued but unpaid interest) and (ii) the investor certificateholder's tax basis in the investor certificate (as increased by any OID or market discount previously included in income by the investor certificateholder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such investor certificate).

     Subject to the OID and market discount rules discussed above and to the one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided the investor certificate was held as a capital asset. The maximum federal income tax rate applicable to capital gains and ordinary income for corporations is 35%. Moreover, capital losses generally may be used only to offset capital gains. The maximum ordinary federal income tax rate for individuals, estates and trusts is 36% (for married individuals filing joint returns with taxable income in excess of $155,950 ($128,100 for certain unmarried individuals)) whereas the maximum long-term capital gains rate applicable to the sale of an investor certificate is 20% for such taxpayers who, at the time of such sale, have held such investor certificate for more than 12 months. A further 10% surtax will be imposed on ordinary income of individuals with taxable incomes in excess of $278,450 (for married individuals filing joint returns and for certain unmarried individuals) and estates and trusts with taxable incomes in excess of $8,350 (thereby creating a maximum federal income tax rate to such taxpayers of 39.6%).

FOREIGN INVESTOR CERTIFICATEHOLDERS

     Set forth below is a general discussion of the United States federal income and estate tax consequences of the purchase, ownership, sale or other disposition of an investor certificate by an investor certificateholder that, for United States federal income tax purposes, is (i) a foreign corporation,
(ii) a non-resident alien individual, (iii) a foreign estate or trust or (iv) a foreign partnership, as such terms are defined in the Code (a "non-U.S. Holder"). Some non-U.S. Holders (including certain residents of certain United States possessions or territories) may be subject to special rules not discussed herein.

     Interest (including OID, if any) paid to a non-U.S. Holder of investor certificates will not be subject to a required withholding of United States federal income tax, provided that (i) such interest payments are effectively connected with the conduct of a trade or business of the non-U.S. Holder within the United States and such non-U.S. Holder provides an appropriate statement to such effect, or (ii)(a) the holder is not (1) a "10 percent shareholder" of Greenwood or (2) a "controlled foreign corporation" with respect to which Greenwood is a "related person" within the meaning of the Code and (b) the beneficial owner (and, if relevant, a financial institution on the beneficial owner's behalf) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of such investor certificate is not a United States Person and providing the beneficial owner's name and address. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. For years after 1999, Treasury Regulations specify that the statement must be made on Form W-8 and provided prior to payment.

     A non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on the disposition of an investor certificate (other than gain attributable to accrued interest or OID, which is addressed in the preceding paragraph); provided that (i) the gain is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Holder and (ii) in the case of an individual holder, (A) the non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption or (B) (1) the non-U.S. Holder does not have a "tax home" in the United States and (2) the gain is not attributable to an office or other fixed place of business maintained in the United States by the non-U.S. Holder.

     If the interest or gain on an investor certificate held by a non-U.S. Holder is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Holder, then the non-U.S. Holder (although exempt from the withholding of tax previously discussed if the non-U.S. Holder provides an appropriate statement) generally will be subject to United States federal income tax on the interest (including OID, if any) or gain at regular federal income tax rates in a similar fashion to a United States Person. See "-- United States Investor Certificateholders." In addition, if the non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     An investor certificate held by an individual who at the time of death is a non-U.S. Holder will not be subject to United States federal estate tax as a result of such individual's death if, immediately before death, (i) the individual was not a "10 percent shareholder" of Greenwood and (ii) interest on such investor certificate was not effectively connected with the conduct of a trade or business within the United States by the individual.

     THE FOREGOING DESCRIPTION OF THE POTENTIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS IS NECESSARILY INCOMPLETE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING MATTERS TO THEM.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting requirements apply to certain payments of principal of and interest on (and the amount of OID, if any, accrued on) an obligation, and to proceeds of certain sales of an obligation before maturity, to certain nonexempt investor certificateholders who are United States Persons. Payments to certain entities, including, but not limited to, corporations and financial institutions, are exempt from information reporting. In addition, a backup withholding tax also may apply with respect to such amounts if such investor certificateholders fail to provide correct taxpayer identification numbers and other information. The backup withholding tax rate is 31%. Greenwood, or a paying agent or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding unless the investor certificateholder has provided the required certification in the manner prescribed in applicable Treasury Regulations.

     In the case of payments of principal of, and interest on (and the amount of OID, if any, accrued on), investor certificates by Greenwood or its paying agents to non-U.S. Holders, Treasury Regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established (provided that neither Greenwood nor its paying agents has actual knowledge that the holder is a United States Person or that the conditions of any other exemption are not in fact satisfied). Payments of the proceeds of the sale of an investor certificate to or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States, however, are subject to certain information reporting requirements, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is not a United States Person and no actual knowledge that such evidence is false and certain other conditions are met. After 1999, unless exempt from information reporting, such payments may be subject to backup withholding. Payments of the proceeds of a sale to or through the United States office of a broker will be subject to information reporting and backup withholding unless the payee makes appropriate certifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) or an exemption is otherwise established.

     Any amounts withheld under the backup withholding rules from a payment to an investor certificateholder will be allowed as a refund or a credit against such investor certificateholder's United States federal income tax.

     Recently, the Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-U.S. Holders are urged to consult their own tax advisors with respect to these final regulations.

POSSIBLE CHARACTERIZATION OF THE INVESTOR CERTIFICATES

     The foregoing discussion assumes that the investor certificates of a series will be treated as indebtedness of Greenwood for federal income tax purposes. However, although Tax Counsel will opine to such effect with respect to each series of investor certificates, the matter is not free from doubt, and there can be no assurance that the IRS or the courts will agree with Tax Counsel's opinion. If the IRS were to contend successfully that the investor certificates of a series are not indebtedness of Greenwood for federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the related Series Supplement constitutes a partnership which could be treated as a "publicly traded partnership" taxable as a corporation.

     If the investor certificates of a series were treated as interests in a partnership, the partnership in all likelihood would be treated as a "publicly traded partnership." If the partnership were nevertheless not taxable as a corporation (for example, because of an exception for a "publicly traded partnership" whose income is interest that is not derived in the conduct of a financial business), such partnership would not be subject to federal income tax. Rather, the investor certificateholders of such series would be required to include in income their share of the income and deductions generated by the assets of the Trust, as determined under partnership tax accounting rules. In such event, the amount, timing and character of the income required to be recognized by an investor certificateholder could differ materially from the amount, timing and character thereof if the investor certificates were characterized as indebtedness of Greenwood. It also is possible that such a partnership could be subject to tax in certain states where the partnership is considered to be engaged in business, and that the investor certificateholders, as partners in such a partnership, could be taxed on their share of the partnership's income in such states.

     In addition, if such a partnership is considered to be engaged in a trade or business within the United States, the partnership would be subject to a withholding tax on distributions to (or, at its election, income allocable to) non-U.S. Holders, and each such non-U.S. Holder would be credited for such non-U.S. Holder's share of the withholding tax paid by the partnership. Moreover, the non-U.S. Holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax (in the case of a corporate non-U.S. Holder), as previously described. See "-- Foreign Investor Certificateholders." Further, even if the partnership is not considered to be engaged in a trade or business within the United States, it appears that partnership withholding will be required in the case of any such non-U.S. Holder that is engaged in a trade or business within the United States to which the investor certificate income is effectively connected.

     Alternatively, although there may be arguments to the contrary, it appears that if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to an investor certificate is not otherwise effectively connected with the conduct of a trade or business within the United States by a non-U.S. Holder, the non-U.S. Holder would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable treaty) on such non-U.S. Holder's distributive share of the partnership's interest income.

     If the investor certificates of a series were treated as interests in a "publicly traded partnership" taxable as a corporation, the income from the assets of the Trust would be subject to federal income tax and tax imposed by certain states where the entity would be considered to have operations at corporate rates, which would reduce the amounts available for distribution to the investor certificateholders. See "Certain State Income Tax Consequences." Under such circumstances, the investor certificates may be treated as debt of an entity taxable as a corporation or, alternatively, as equity of such an entity in which latter case interest payments to investor certificateholders could be treated as dividends and, if made to non-U.S. Holders, could be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty).

     Finally, with respect to a series having a class of subordinated certificates, the IRS might contend that even though the Class A certificates are properly classified as debt obligations for federal income tax purposes, the Class B certificates are not properly classified as such. Under this approach, the Class B certificates might be viewed as equity interests in an entity (such as Greenwood or a joint venture consisting of Greenwood and the Class B certificateholders), with the Class A certificates treated as debt obligations of such entity. If such an entity were characterized as a partnership not taxable as a corporation, the entity would not be subject to federal income tax, although the Class B certificateholders would be subject to the tax consequences previously described with respect to interests in a partnership that is not taxable as a corporation. Alternatively, if such an entity were characterized as a "publicly traded partnership" taxable as a corporation, the tax liability on the income of the entity might, in certain circumstances, reduce distributions on both the Class A certificates and the Class B certificates, and the Class B certificateholders would be subject to the tax consequences previously described with respect to interests in a "publicly traded partnership" taxable as a corporation. In addition, any non-U.S. Holder of a Class A certificate who is the actual or constructive owner of 10% or more of the outstanding principal amount of the Class B certificates may be treated as a "10 percent shareholder." See "-- Foreign Investor Certificateholders."

     Based on Tax Counsel's advice as to the likely treatment of the investor certificates for federal income tax purposes, Greenwood and the Trust will not attempt to cause the arrangement created by the Pooling and Servicing Agreement and the Series Supplement with respect to a series to comply with the federal or state income tax reporting requirements applicable to partnerships or corporations. If such arrangement were later held to constitute a partnership or corporation, the manner of bringing it into compliance with such requirements is unclear.

     Prospective investor certificateholders should consult their own tax advisors as to the risk that the investor certificates will not be treated as indebtedness of Greenwood, and the possible tax consequences of potential alternative treatments.

                     CERTAIN STATE INCOME TAX CONSEQUENCES

     The following summary of certain anticipated state tax consequences with respect to the investor certificates of a series is based on the advice of Tax Counsel as counsel to Greenwood. The summary is based upon currently applicable statutes, regulations and judicial and administrative rulings and decisions of certain states. There can be no assurance that the taxing authorities of such states will not take a contrary view, and no ruling therefrom has been or will be sought. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to investor certificateholders of such series. Except as set forth below, this discussion of state tax consequences assumes that the investor certificates of a series will be treated as indebtedness of Greenwood for federal tax purposes.

     State tax consequences to each investor certificateholder will depend upon the provisions of the state tax laws to which the investor certificateholder is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals usually pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax laws vary, it is impossible to predict the tax consequences to the investor certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

     Delaware is the location of Greenwood's headquarters, where Greenwood originates and owns the Accounts and services the Receivables pursuant to the Pooling and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Tax Counsel will advise Greenwood with respect to a series, that, in their opinion, although the matter is not free from doubt, the investor certificates of such series will be treated as indebtedness of Greenwood for purposes of the Delaware income tax. Accordingly, although the matter is not free from doubt, if the investor certificates of a series are treated as indebtedness of Greenwood in Delaware, investor certificateholders not otherwise subject to taxation in Delaware will not become subject to the Delaware income tax solely because of their ownership of the investor certificates.

     Generally, an investor certificateholder is required to pay, in states in which such investor certificateholder already is subject to state tax, additional state tax as a result of interest earned on such holder's investment in investor certificates. Moreover, a state could claim that the Trust has undertaken activities therein and is subject to taxation by that state. Were any state to make and sustain that claim, the treatment of the investor certificates for purposes of such state's tax laws would be determined thereunder, and there can be no assurance that the investor certificates would be treated as indebtedness of Greenwood for purposes of such state taxation.

     If such investor certificates of a series were treated as interests in a partnership or a corporation, the state tax consequences to the investor certificateholders of such series could be materially different, especially in states which may be considered to have a business connection with the Receivables. See "Certain Federal Income Tax Consequences -- Possible Characterization of the Investor Certificates."

     THE FOREGOING DESCRIPTION OF THE POTENTIAL STATE TAX CONSEQUENCES IS INCOMPLETE. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING MATTERS TO THEM.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on those employee benefit plans, including Individual Retirement Accounts and Individual Retirement Annuities (collectively "IRAs"), to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in investor certificates, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities; prohibited transactions involving IRAs may result in the disqualification of the IRAs. Thus, a Plan fiduciary considering an investment in investor certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     Certain transactions involved in the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. ERISA and the Code do not define "plan assets." The U.S. Department of Labor (the "DOL") has published a regulation (the "Regulation"), which took effect March 13, 1987, concerning whether or not a Plan's assets will be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA and of the excise tax provisions related to prohibited transactions in the Code if the Plan acquires an "equity interest" in that entity. The Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. An equity interest is defined in the Regulation as an interest in an entity other than an instrument that is treated as debt under applicable local law and that has no substantial equity features. Unless otherwise specified in the related Prospectus Supplement, Tax Counsel will advise Greenwood that investors will be taxed as if the investor certificates are debt of Greenwood for federal income tax purposes. If under ERISA the investor certificates are deemed to be debt and are not deemed to have substantial equity features, the Trust's assets would not be treated as Plan assets solely as a result of the purchase of the investor certificates by a Plan.

     Assuming that either the investor certificates are equity interests under applicable local law or are deemed to have substantial equity features, the Regulation contains an exception that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold Plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

     Whether the investor certificates of a series meet the criteria of publicly-offered securities will be set forth in the related Prospectus Supplement.

     If the investor certificates were deemed to be an extension of credit for ERISA purposes, the purchase of the investor certificates by a Plan with respect to which Greenwood or one of its affiliates is a "party in interest" or "disqualified person" might be considered a prohibited extension of credit under
Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. There are at least four prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the investor certificates for the Plan: DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); and PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

     Moreover, whether the investor certificates are debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if the investor certificates were purchased during the offering with assets of a Plan if Greenwood, the Trustee, any Underwriter or any of their affiliates were a fiduciary with respect to such Plan. Under ERISA and the Code, a person is a "fiduciary" with respect to a Plan to the extent (i) he exercises any discretionary authority or discretionary control respecting management of such Plan or exercises any authority or control respecting management or disposition of its assets, (ii) he renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such Plan, or has any authority or responsibility to do so or (iii) he has any discretionary authority or discretionary responsibility in the administration of such Plan. Accordingly, the fiduciaries of any Plan should not purchase the investor certificates during the offering with assets of any Plan if Greenwood, the Trustee, the Underwriters or any of their affiliates is a fiduciary with respect to the Plan.

     In light of the foregoing, fiduciaries of Plans considering the purchase of the investor certificates should consult their own tax or other appropriate counsel regarding the application of ERISA and the Code to their purchase of the investor certificates.

     In particular, insurance companies considering the purchase of investor certificates should consult their own benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517
(1993) ("John Hancock"), DOL PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and Section 401(c) of ERISA. In John Hancock, the Supreme Court held that the assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Subject to numerous conditions and limitations, PTE 95-60 effectively reverses this portion of the holding in John Hancock. Section 401(c) of ERISA was added by the Small Business Job Protection Act of 1996 and requires the Secretary of Labor to issue final regulations by December 31, 1997 which are to provide guidance for the purpose of determining, in cases where an insurer issues one or more policies (supported by the assets of the insurer's general account) to or for the benefit of an employee benefit plan, which assets of such insurer (other than assets held in a separate account) constitute "plan assets" for the purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Such regulations shall only apply with respect to policies which are issued by an insurer on or before December 31, 1998, to or for the benefit of an employee benefit plan which is supported by the assets of such insurer's general account. With respect to policies issued on or before December 31, 1998, such regulations shall take effect at the end of the 18-month period following the date on which such regulations become final. Section 401(c) of ERISA also provides that no person will be subject to liability under Section 4975 of the Code and the fiduciary responsibility provisions of ERISA on the basis of a claim that the assets of an insurer (other than assets held in a separate account) are "plan assets," for conduct occurring before the date which is 18 months following the date such regulations become final. On December 22, 1997, the DOL issued proposed regulations under Section 401(c) of ERISA. 29 CFR 2550.401c-1.

     Accordingly, investors should analyze whether John Hancock, PTE 95-60,
Section 401(c) of ERISA and any regulations issued pursuant to Section 401(c) of ERISA may have an impact with respect to their purchase of investor certificates.

                              PLAN OF DISTRIBUTION

     Greenwood may sell investor certificates (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. Any such underwriters, dealers or agents in the United States may include MS & Co., MSIL or DWR. The related Prospectus Supplement will set forth the terms of the offering of such investor certificates, including the name or names of any underwriters, the purchase price of such investor certificates and the proceeds to Greenwood from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such investor certificates may be listed. Only underwriters so named in the related Prospectus Supplement shall be deemed to be underwriters in connection with the investor certificates offered thereby.

     MS & Co., MSIL and DWR are affiliates of Greenwood. Following the initial distribution of a series of investor certificates, MS & Co., MSIL, DWR and other affiliates of Greenwood may offer and sell previously issued investor certificates in the course of their businesses as broker-dealers. MS & Co., MSIL, DWR and such other affiliates may act as a principal or agent in such transactions. This Prospectus and the accompanying Prospectus Supplement may be used by MS & Co., MSIL, DWR and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices relating to market prices prevailing at the time of sale.

     If underwriters are used in the sale, the investor certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. Such investor certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase such investor certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the investor certificates of the series offered by the related Prospectus Supplement if any of such investor certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Investor certificates may also be sold directly by the Company or through agents designated by Greenwood from time to time. Any agent involved in the offering and sale of the investor certificates will be named, and any commissions payable by Greenwood to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any such agent is acting solely as an agent for the period of its appointment.

     If so indicated in the related Prospectus Supplement, Greenwood will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase investor certificates providing for payment and delivery on a future date specified in the related Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular investor certificates which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by Greenwood. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular investor certificates shall not at the time of delivery be prohibited under the laws of any jurisdiction of the United States to which such institution is subject, and (ii) if the particular investor certificates are being sold to underwriters, Greenwood shall have sold to such underwriters the total principal amount of such investor certificates less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of Greenwood or such institutional investors thereunder.

     Underwriters, dealers and agents that participate in the distribution of the investor certificates may be deemed to be underwriters, and any discounts or commissions received by them from Greenwood and any profit on the resale of the investor certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Under arrangements which may be entered into by Greenwood, underwriters, dealers and agents that participate in the distribution of investor certificates may be entitled to indemnification by Greenwood against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make with respect thereto. Underwriters, dealers and agents may engage in transactions with, or perform services for, Greenwood in the ordinary course of their respective businesses.

     The investor certificates may or may not be listed on a national securities exchange. There is no assurance that a secondary market will develop for the investor certificates or, if it does develop, that it will continue.

     The distribution of investor certificates will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, the legality of the investor certificates and certain legal matters relating to the tax consequences of the issuance of the investor certificates will be passed upon for Greenwood by Latham & Watkins and certain matters concerning creditors' rights will be passed upon for Greenwood by Latham & Watkins and Young Conaway Stargatt & Taylor, LLP. Unless otherwise specified in the related Prospectus Supplement, the legality of the investor certificates will be passed upon for any Underwriters by Cadwalader, Wickersham & Taft.

                             AVAILABLE INFORMATION

     Greenwood, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the investor certificates offered pursuant to this Prospectus and the related Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto and the reports and other documents incorporated herein by reference as described previously under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such reports and other documents may also be obtained from the web site that the Commission maintains at http://www.sec.gov. The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, Greenwood, on behalf of the Trust, will file reports and other information with the Commission. Copies of the Registration Statement and amendments thereof and exhibits thereto, as well as such materials relating to the Trust, may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Monthly Update of Certain Information. Each month, Greenwood intends to make available a Current Report on Form 8-K (each, a "Form 8-K") describing the performance of the Receivables in the Accounts. A copy of the most recent monthly report to the Investor Certificateholders will be included in each Form 8-K filed with the Securities and Exchange Commission.

     Annual Update of Certain Information. Information contained in the "The Discover Card Business" and "Composition and Historical Performance of the Discover Card Portfolio" sections of the Prospectus Supplement and the "Risk Factors -- Consumer Protection Laws and Regulations; Litigation," "-- Legislation," "Certain Federal Income Tax Consequences," "Certain State Income Tax Consequences" and "ERISA Considerations" sections of the Prospectus will be updated in each Annual Report on Form 10-K filed on behalf of the Trust with the Securities and Exchange Commission.

                               GLOSSARY OF TERMS

     Investor certificates will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement. The following Glossary of Terms does not purport to be complete and, with respect to any series of investor certificates issued by the Trust, is subject to, and is qualified in its entirety by reference to, the Pooling and Servicing Agreement and the related Series Supplement. A copy of the Pooling and Servicing Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Certain definitions contained in this Glossary of Terms are applicable only to certain series of investor certificates offered pursuant to the related Prospectus Supplement and are not necessarily applicable to other series of investor certificates that may be issued by the Trust. On written request to the Trustee at its corporate trust office, the Trustee will provide to investor certificateholders without charge a copy of the Pooling and Servicing Agreement (without exhibits and schedules) and a related Series Supplement (without exhibits). Unless the context requires otherwise, capitalized terms used in this Prospectus and Glossary of Terms relate separately to individual series of investor certificates issued by the Trust.

     "Account" will mean (i) a Discover Card account established pursuant to a Credit Agreement between Greenwood and any Person, receivables under which are transferred to the Trust pursuant to the Pooling and Servicing Agreement or pursuant to an Assignment of Additional Accounts (a "Greenwood Discover Card Account"); (ii) a Discover Card account established pursuant to a Credit Agreement between an Additional Seller and any Person, receivables under which are transferred to the Trust pursuant to an Assignment of Additional Accounts; and (iii) a credit account (that is not a Discover Card account) established pursuant to a Credit Agreement between Greenwood or an Additional Seller and any Person, receivables under which are transferred to the Trust pursuant to an Assignment of Additional Accounts. No Account will be a Charged-Off Account as of (i) the Account Selection Date, with respect to Accounts the Receivables in which are transferred to the Trust on the Initial Closing Date or (ii) the date an Account is selected for addition to the Trust, with respect to Accounts the Receivables in which are transferred to the Trust pursuant to an Assignment of Additional Accounts. The definition of an Account will include a surviving credit account (a "Surviving Account") in the event that (i) an Account or another credit account is combined with an Account pursuant to the Credit Guidelines for such Account (an "Account Combination") and (ii) the surviving Account of such Account Combination was an Account prior to such combination. The term "Account" will be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto. The definition of Account will not include any Account removed from the Trust after it has been reassigned to the Holder of the Seller Certificate.

     "Account Selection Date" will mean, for any Account transferred to the Trust on the Initial Closing Date, January 22, 1993, July 14, 1993 or September 22, 1993 and, for any Additional Account, the date such account was selected to be transferred to the Trust.

     "Accumulation Period," if applicable, will mean the period, unless an Amortization Event or, if applicable, an Early Accumulation Event has occurred during the Revolving Period, from the Principal Commencement Date until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Amortization Commencement Date, (iii) if applicable, the Early Accumulation Commencement Date and (iv) the Series Termination Date.

     "Addition Date" will mean each date as of which Additional Accounts will be included as Accounts or as of which Participation Interests will be conveyed to the Trust.

     "Additional Account Cut-Off Date" will mean, for any Additional Account, the date specified as such in the Assignment of Additional Accounts for such Additional Account.

     "Additional Accounts" will mean credit accounts originated by Greenwood or affiliates of Greenwood, receivables under which are added to the Trust after the Initial Closing Date.

     "Additional Funds" will have the meaning set forth in "Description of the Investor Certificates -- Additional Funds." The initial amount of Additional Funds, if any, will be as set forth in the related Prospectus Supplement.

     "Additional Seller" will mean an affiliate of Greenwood that is included in the same "affiliated group" as Greenwood for United States federal income tax purposes and that transfers Receivables in Additional Accounts to the Trust.

     "Aggregate Invested Amount" will mean at any time the sum of the Series Invested Amounts of all series of investor certificates then issued and outstanding.

     "Aggregate Investor Interest" will mean at any time the sum of the Series Investor Interests of all series of investor certificates then issued and outstanding.

     "Aggregate Investor Percentage" will mean at any time the sum of the Series Percentages of all series of investor certificates then issued and outstanding.

     "Amortization Commencement Date" will mean the date on which an Amortization Event is deemed to occur.

     "Amortization Event" will mean, unless otherwise specified in the related Prospectus Supplement, any event specified as such in the Pooling and Servicing Agreement or the applicable Series Supplement. See "Description of the Investor Certificates -- Amortization Events" in the related Prospectus Supplement.

     "Amortization Period" will mean the period from, and including, the Amortization Commencement Date to, and including, the earlier of (i) the date of the payment in full of the Series Invested Amount and (ii) the Series Termination Date. Unless otherwise specified in the related Prospectus Supplement, the first Distribution Date of the Amortization Period will be the Distribution Date in the calendar month following the Amortization Commencement Date.

     "Applicable State" will mean, with respect to any Receivable, the state in which the chief executive office of the Seller with respect to such Receivable is located and with respect to any Seller, the state in which the chief executive office of such Seller is located.

     "Book-Entry Certificates" will mean certificates evidencing a beneficial interest in the investor certificates, ownership and transfers of which will be made through book entries by a Clearing Agency; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the certificate owners, the investor certificates will no longer be "Book-Entry Certificates."

     "Business Day" will mean any day other than a Saturday, a Sunday or a day on which banking institutions in (i) New York, New York, (ii) the County of New Castle, Delaware, (iii) the city in which the Corporate Trust Office is located,
(iv) the city in which the principal executive offices of any Additional Seller is located or (v) the city in which the principal banking or executive offices of any Credit Enhancement Provider is located, are authorized or obligated by law or executive order to be closed.

     "CCA Investor Interest," if applicable, shall have the meaning set forth in the applicable Series Supplement.

     "Certificate" will mean the Seller Certificate or any investor certificate of any series of investor certificates then issued and outstanding.

     "Certificate Interest" will be as specified in the related Prospectus Supplement.

     "Certificate Owner" will mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Principal" will mean, with respect to each class of any series, the principal payable in respect of such class.

     "Certificate Rate" will mean, with respect to any class, the certificate rate set forth in the related Prospectus Supplement with respect to the series to which such class belongs.

     "Certificate Register" will mean the register maintained pursuant to the Pooling and Servicing Agreement providing for the registration of Investor Certificates in fully registered form and transfers and exchanges thereof.

     "Certificateholder" or "Holder" will mean an investor certificateholder or a Person in whose name a Certificate is registered in the Certificate Register.

     "Charged-Off Account" will mean each Account with respect to which the Servicer has charged off the Receivables in such Account as uncollectible.

     "Charged-Off Amount" will mean, with respect to any Trust Distribution Date, the aggregate amount of Receivables in Accounts that become Charged-Off Accounts in the related Due Period, less (i) the cumulative, uncollected amount previously billed by the Servicers to Accounts that became Charged-Off Accounts during the related Due Period with respect to finance charges, cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the Servicer has designated as "Finance Charge Receivables" with respect to Accounts that are not Charged-Off Accounts and (ii) the full amount of any such Receivables that have been repurchased by Greenwood.

     "Class" will mean all the investor certificates designated by the same letter of the alphabet, pursuant to the Series Supplement for the series.

     "Class Finance Charge Collections" will be as specified in the related Prospectus Supplement.

     "Class Initial Investor Interest" will be as specified in the related Prospectus Supplement.

     "Class Invested Amount" will be as specified in the related Prospectus Supplement.

     "Class Investor Interest" will be as specified in the related Prospectus Supplement.

     "Class Monthly Servicing Fee" will mean, for any Distribution Date, an amount equal to the product of (i) a fraction the numerator of which is the Class Investor Interest and the denominator of which is the Series Investor Interest, in each case on the first day of the related Due Period and (ii) the amount of the Investor Servicing Fee for the related Due Period.

     "Class Percentage" will be as specified in the related Prospectus
Supplement.

     "Clearing Agency" will mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

     "Collections" will mean (i) all payments by or on behalf of an Obligor received by a Servicer in respect of Receivables in the form of cash, checks, wire transfers or other forms of payment in accordance with the relevant Credit Agreement in effect from time to time and (ii) amounts treated as Collections pursuant to the terms of the Pooling and Servicing Agreement or the applicable Series Supplement. A Collection will be deemed to have been received at the end of the day on the Date of Processing of such Collection.

     "Collections Account" will mean the non-interest bearing segregated trust account established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the certificateholders.

     "Controlled Liquidation Period," if applicable, will mean, unless an Amortization Event or, if applicable, an Early Accumulation Event has occurred during the Revolving Period, the period from the Principal Commencement Date until the earliest of (i) the payment in full of the Series Invested Amount,
(ii) the Amortization Commencement Date, (iii) if applicable, the Early Accumulation Commencement Date and (iv) the Series Termination Date.

     "Corporate Trust Office" will mean the principal office of the Trustee at which at any particular time its corporate trust business will be administered, which office currently is located at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601 Attention: Corporate Trust Department.

     "Credit Agreement" will mean, with respect to an Account, the contract governing such Account.

     "Credit Enhancement" will mean any credit enhancement obtained by the Master Servicer in accordance with the applicable Series Supplement.

     "Credit Enhancement Account" will mean any non-interest bearing segregated trust account established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution with respect to the Credit Enhancement.

     "Credit Enhancement Agreement" will mean any Agreement among the Sellers, the Master Servicer, the Trustee and a Credit Enhancement Provider with respect to any Credit Enhancement.

     "Credit Enhancement Provider" will mean, unless otherwise specified in the related Prospectus Supplement, collectively, the one or more lenders that will make a loan in order to provide the initial funds on deposit in the Credit Enhancement Account.

     "Credit Guidelines" will mean, with respect to any Account, the policies and procedures relating to the operation of such Account and similar accounts administered by the Servicer of such Account, including, without limitation, the written policies and procedures and the exercise of judgment by employees of the Servicer with respect to such accounts in accordance with such Servicer's normal practice for determining the creditworthiness of customers holding such accounts, the extension of credit to customers, and relating to the maintenance of such accounts and the collection of receivables with respect to such accounts, as such policies and procedures may be amended from time to time by the Servicer of such accounts, and as such policies and procedures may be implemented by any Person to whom such Servicer has delegated any of its duties.

     "Cut-Off Date" will mean October 1, 1993.

     "Date of Processing" with respect to any transaction will mean the date on which such transaction is first recorded on the cardmember master file of the accounts maintained by or on behalf of the relevant Servicer (without regard to the effective date of such recordation).

     "Deficit Accumulation Amount," if applicable, will be as specified in the related Prospectus Supplement.

     "Deficit Liquidation Amount," if applicable, will be as specified in the related Prospectus Supplement.

     "Discover Card," when used to modify the term "account," will mean that access to such account is afforded by, among other means, a card bearing on its face the DISCOVER service mark or, if the use of such service mark is suspended and another service mark is substituted therefor, a card bearing such substitute service mark.

     "Distribution Date" will be as specified in the related Prospectus Supplement.

     "Due Period" will mean, with respect to any Trust Distribution Date or Distribution Date, the calendar month next preceding the calendar month in which such Trust Distribution Date or Distribution Date occurs.

     "Early Accumulation Commencement Date," if applicable, will be as specified in the related Prospectus Supplement.

     "Early Accumulation Event," if applicable, will be as specified in the related Prospectus Supplement.

     "Early Accumulation Period," if applicable, will be as specified in the related Prospectus Supplement.

     "Eligible Receivable" will mean each Receivable: (i) which is payable in United States dollars; (ii) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and the Servicer with respect to such Receivable, and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to such Seller and Servicer; (iii) as to which, if such Receivable was created before the Initial Closing Date or the relevant Addition Date, as applicable,
(a) at the time of the creation of such Receivable, the Seller with respect to such Receivable had good and marketable title thereto free and clear of all Liens arising under or through such Seller, and (b) at the time of the conveyance of such Receivable to the Trust, such Seller had, or the Trust will have, good and marketable title free and clear of all Liens arising under or through such Seller; (iv) as to which, if such Receivable was created on or after the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the creation of such Receivable, the Trust will have good and marketable title thereto free and clear of all Liens arising under or through the Seller with respect to such Receivable; and (v) which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the Applicable State with respect to such Receivable.

     "Expected Final Payment Date" will be as specified in the related Prospectus Supplement.

     "FDIC" will mean the Federal Deposit Insurance Corporation acting through either the Savings Association Insurance Fund or the Bank Insurance Fund.

     "Final Trust Termination Date" will mean October 16, 2014.

     "Finance Charge Collections" with respect to any Due Period will mean the sum of (i) the lesser of the aggregate amount of Finance Charge Receivables for the preceding Due Period and Collections actually received in such Due Period and (ii) all Recovered Amounts received during such Due Period. If there is more than one Seller, the obligation of Greenwood to deposit certain cash advance fees and late payment fees into the Collections Account will be conditioned on Greenwood's ability to enforce concurrent obligations against one or more other parties to the Seller Certificate Ownership Agreement.

     "Finance Charge Receivables" will mean, with respect to any Account for any Due Period, the net amount billed by the Servicer during such Due Period as periodic finance charges on such Account and cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on such Account, late payment charges billed during such Due Period to such Account and any other charges that the Servicer may designate as "Finance Charge Receivables" from time to time (provided that the Servicer shall not designate amounts owing for the payment of goods and services or cash advances as "Finance Charge Receivables"), less, in the event that such Account becomes a Charged-Off Account during such Due Period, the cumulative, uncollected amount previously billed by the Servicer to such Account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on such Account, late payment charges and any other type of charges that the Servicer has designated as "Finance Charge Receivables" with respect to Accounts that are not Charged-Off Accounts; provided, however, that in the event any Account that is included in the Accounts as of the Cut-Off Date is not selected before the beginning of the Due Period preceding the Due Period related to the first Trust Distribution Date, the Servicer may utilize a reasonable method of estimation to determine the amount of the Finance Charge Receivables with respect to such Account for the period beginning on the first day of such preceding Due Period and ending on the date on which such Account is selected.

     "Fixed Principal Allocation Event" will be as specified in the related Prospectus Supplement.

     "Fractional Undivided Interest" will mean the fractional undivided interest in the Trust evidenced by an investor certificate and expressed as a portion of the Aggregate Invested Amount.

     "Governmental Authority" will mean the United States of America, any state or other political subdivision thereof.

     "Greenwood" will mean Greenwood Trust Company, a Delaware banking corporation, and its successors and assigns.

     "Group" will mean, collectively, at any time, the one or more series of investor certificates designated as part of the same Group at that time, whether by the Series Supplements establishing such series or as a result of the movement of a series from one Group to another pursuant to the provisions of the Pooling and Servicing Agreement.

     "Group Collections Account" will mean the non-interest bearing segregated trust account for Collections allocated to each Group established and maintained by the Trustee with an office or branch of the Trustee or a Qualified Institution for the benefit of the investor certificateholders of each series that is a member of such Group.

     "Holder of the Seller Certificate" will mean, at any specified time, the holder or holders of the Seller Certificate, each of which, if there is more than one holder, will be a party to the Seller Certificate Ownership Agreement, with the respective interests granted to each of such parties pursuant to the Seller Certificate Ownership Agreement. The initial Holder of the Seller Certificate will be Greenwood.

     "Ineligible Receivable" will mean any Receivable that was not, at the time of its transfer, an Eligible Receivable and the transfer of which to the Trust had a material adverse effect on the certificateholders' interest in the Receivables as a whole that was not cured within 60 days of the earlier of (i) actual knowledge of such event by the relevant Seller and (ii) receipt by such Seller of written notice of any such event given by the Trustee.

     "Initial Closing Date" will mean October 27, 1993.

     "Interest Payment Dates" will be as specified in the related Prospectus Supplement.

     "Internal Revenue Code" will mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "Investor Accounts" will mean, in addition to Investor Accounts established pursuant to the Pooling and Servicing Agreement, any other segregated trust accounts specified as Investor Accounts in any Series Supplement. See "Description of the Investor Certificates -- Other Investor Accounts" in the related Prospectus Supplement.

     "Investor Certificateholder" will mean the Person in whose name an investor certificate is registered in the Certificate Register.

     "Investor Certificates" will mean the investor certificates offered in connection with the related Prospectus Supplement.

     "Investor Servicing Fee" will mean, with respect to each series and any Distribution Date, an amount equal to the product of the Investor Servicing Fee Percentage and the Series Investor Interest on the first day of the Due Period related to such Distribution Date (or in the case of the first Distribution Date for the series, the Series Initial Investor Interest).

     "Investor Servicing Fee Percentage" will be as specified in the related Prospectus Supplement.

     "Lien" will mean any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien or other security agreement, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

     "Master Servicer" will mean initially Greenwood and thereafter any Person appointed as the successor Master Servicer as herein provided.

     "Master Servicing Agreement," if applicable, will mean the agreement entered into by Greenwood as Master Servicer and Servicer and any additional or successor Servicer or Servicers, as such agreement may be amended or supplemented from time to time.

     "Minimum Principal Receivables Balance" will mean, on any date of determination, an amount equal to the sum of the Series Minimum Principal Receivables Balance for each series then outstanding.

     "Moody's" will mean Moody's Investors Service Inc.

     "New Issuance" will mean the issuance of an additional series of investor certificates from the Trust.

     "Obligor" will mean with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

     "Opinion of Counsel" will mean a written opinion of counsel, who may be counsel for or an employee of any Seller or Greenwood or any of their affiliates.

     "Participation Interests" will mean participations representing undivided interests in a pool of assets primarily consisting of receivables in revolving credit card accounts and collections thereon.

     "Payment Date" will mean any Interest Payment Date, any Principal Payment Date, if applicable, and any Special Payment Date.

     "Permitted Investments" will mean:

          (i) negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America; (b) time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term deposits or commercial paper or, in the absence of a rating on the short-term deposits or commercial paper of such depository institution or trust company, the long-term unsecured debt obligations of such depository institution or trust company will have the Highest Rating; (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, the Highest Rating; or (d) investments in money market funds having the Highest Rating;

          (ii) demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (i) (b) above;

          (iii) securities not represented by an instrument, which are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (a) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (b) seeks to maintain a constant net asset value per share and (c) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, and which will not result in a reduction or withdrawal of the rating of any class of any series then outstanding as confirmed in writing by the Rating Agencies;

          (iv) a guaranteed investment contract (guaranteed as to timely payment), the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each class of each series then outstanding; and

          (v) repurchase agreements transacted with either

             (a) an entity subject to the United States federal bankruptcy code, provided that (1) the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) of the Pooling and Servicing Agreement with regard to the maturity of Permitted Investments or is due on demand, (2) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (3) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (4) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,
        (5) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral immediately, (6) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency thereof, certificates of deposit or bankers acceptances and
        (7) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

             (b) a financial institution insured by the FDIC, or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. ("SIPC"), provided that (1) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (2) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (3) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (4) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (5) failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral;

     provided, however, that at the time of the Trust's investment or contractual commitment to invest in any such repurchase agreement, the short-term deposits or commercial paper rating or, in the absence of a rating on the short-term deposits or commercial paper of such entity or institution, the long-term unsecured debt obligations of such entity or institution will have a credit rating not lower than the Highest Rating. Permitted Investments will include, without limitation, securities of Greenwood or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv) or (v) above. For purposes of this definition of Permitted Investments, "Highest Rating" will mean, with respect to Moody's, P-1 or Aaa, and, with respect to Standard & Poor's, A-1+ or AAA, or with respect to either Standard & Poor's or Moody's, any rating category which will not cause a reduction in or withdrawal of the rating of any class of any series then outstanding, as confirmed in writing by the applicable Rating Agency.

     "Person" will mean an individual, a partnership or a Corporation. The term "Corporation" for the purposes of the preceding sentence only will mean a corporation, joint stock company, business trust or other similar association.

     "Pooling and Servicing Agreement" will mean that certain Pooling and Servicing Agreement dated as of October 1, 1993, by and between Greenwood Trust Company, as Master Servicer, Servicer and Seller, and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, as such agreement may be amended or supplemented from time to time.

     "Principal Collections" will mean, with respect to any Due Period, all Collections other than Finance Charge Collections.

     "Principal Commencement Date" will be as specified in the related Prospectus Supplement.

     "Principal Receivable" will mean each Receivable other than Finance Charge Receivables.

     "Qualified Institution" will mean a depository institution organized under the laws of the United States of America or any one of the states thereof that at all times has a short-term certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 or better by Moody's and whose deposits are insured by the FDIC.

     "Rating Agency" will mean Moody's or Standard & Poor's, and "Rating Agencies" will mean Moody's and Standard & Poor's.

     "Receivable" will mean any amounts owing by the Obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable will be deemed to have been created at the end of the day on the Date of Processing of such Receivable. A Receivable will not include any amount owing under a Charged-Off Account or an Account the Receivables in which have been repurchased pursuant to the Pooling and Servicing Agreement. Reference to a "receivable" will include any amount owing by an Obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to the Pooling and Servicing Agreement.

     "Record Date" will mean, for any Distribution Date, the last day of the preceding calendar month.

     "Recovered Amounts" will mean all amounts received with respect to receivables that have previously been charged-off as uncollectible, including without limitation all proceeds from sales of such receivables by the Trust to third parties pursuant to the Pooling and Servicing Agreement.

     "Removed Accounts" will mean Accounts, the Receivables in which have been designated for deletion and removal from the Trust.

     "Required Daily Deposit" will be as specified in the related Prospectus Supplement.

     "Requirements of Law" for any Person will mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any requirement of any law, rule or regulation or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System); provided, however, that any such requirement will not be deemed a Requirement of Law if the enforcement of such requirement would not have a material adverse effect upon the collectibility of the Receivables taken as a whole.

     "Revolving Period" will mean, with respect to each series, the period from, and including, the Series Cut-Off Date to, but not including, the earlier to occur of (i) the Principal Commencement Date, (ii) the Amortization Commencement Date with respect to such series and (iii) if applicable, the Early Accumulation Commencement Date with respect to such series.

     "Seller," when used with reference to specific Receivables, will mean the Person or Persons conveying such Receivables to the Trust.

     "Seller Certificate" will mean the certificate executed by Greenwood and authenticated by the Trustee representing a residual interest in the assets of the Trust not represented by the investor certificates of any series.

     "Seller Certificate Ownership Agreement" will mean, if applicable, the agreement entered into by Greenwood, as Seller, and any Additional Seller, as such agreement may be amended or supplemented from time to time.

     "Seller Interest" will mean, with respect to any Trust Distribution Date or Distribution Date, the aggregate amount of Principal Receivables in the Trust at the end of the related Due Period minus the Aggregate Investor Interest at the end of such day; provided, however, that the Seller Interest will in no event be less than zero.

     "Seller Percentage" will mean, on any date of determination, with respect to any specified category, an amount equal to 100% of such category minus the applicable Aggregate Investor Percentage.

     "Seller Servicing Fee" will mean, for any Trust Distribution Date, an amount equal to the product of (i) the product of 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months and the amount of Principal Receivables in the Trust as of the first day of the Due Period related to such Trust Distribution Date (or in the case of the first Trust Distribution Date, the amount of Principal Receivables in the Trust on the Cut-Off Date) and (ii) a fraction the numerator of which is the amount of the Seller Interest and the denominator of which is the greater of the amount of Principal Receivables in the Trust and the Aggregate Investor Interest.

     "Sellers" will mean Greenwood and any Additional Sellers.

     "Series" will mean the series of investor certificates offered in connection with the related Prospectus Supplement.

     "Series Closing Date" will mean the day the investor certificates of the series are initially issued.

     "Series Collections Account" will be as specified in the related Prospectus Supplement.

     "Series Cut-Off Date" will be as specified in the related Prospectus Supplement.

     "Series Distribution Account" will be as specified in the related Prospectus Supplement.

     "Series Finance Charge Collections" will be as specified in the related Prospectus Supplement.

     "Series Initial Investor Interest" will be as specified in the related Prospectus Supplement.

     "Series Interest Funding Account" will be as specified in the related Prospectus Supplement.

     "Series Invested Amount" will be as specified in the related Prospectus Supplement.

     "Series Investor Interest" will be as specified in the related Prospectus Supplement.

     "Series Minimum Principal Receivables Balance" will be as specified in the related Prospectus Supplement.

     "Series Percentage" will be as specified in the related Prospectus Supplement.

     "Series Principal Collections" will be as specified in the related Prospectus Supplement.

     "Series Supplement" will mean the applicable supplement to the Pooling and Servicing Agreement that establishes each series of investor certificates.

     "Series Termination Date" will be as specified in the related Prospectus Supplement.

     "Series Yield Collections" will be as specified in the related Prospectus Supplement.

     "Servicer" will mean initially (i) with respect to Greenwood Discover Card Accounts, Greenwood and (ii) with respect to any other Accounts, the Person who is designated as the Servicer with respect to such Accounts in the Assignment of Additional Accounts relating to such Accounts; and thereafter any Person appointed as a successor Servicer to any such Servicer. The term "Servicer," when used to refer to actions to be taken with respect to any Accounts, will refer to one or more Servicers, as applicable, and to any particular Servicer only with respect to Accounts serviced by such Servicer.

     "Servicing Officer" will mean any employee of the Master Servicer or of any Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer and each Servicer, as such lists may from time to time be amended.

     "Standard & Poor's" will mean Standard & Poor's Ratings Services.

     "Subordinate Series" will mean any series that is subordinated in right of payment, in whole or in part, pursuant to the Series Supplement with respect to such series, to one or more series.

     "Trust" will mean the trust created by the Pooling and Servicing Agreement, the corpus of which consists of the Receivables existing as of the Cut-Off Date or thereafter created and all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-306 of the UCC as in effect in the Applicable State with respect to each such Receivable) of the Receivables, such funds as from time to time are deposited in the Investor Accounts and the benefits of any Credit Enhancement with respect to any series then outstanding.

     "Trust Distribution Date" will mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if such tenth day is not a Business Day, the next succeeding Business Day.

     "Trustee" will mean U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), the institution executing the Pooling and Servicing Agreement and Series Supplement as Trustee, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

     "UCC" will mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered investor certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding investor certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds using the procedures applicable to prior Trust issues.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or

Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Holders (Form W-8). Beneficial owners of investor certificates that are non-U.S. Holders can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the beneficial owner becomes a United States citizen or resident during the period to which the statement relates, or certain other changes in circumstances occur, such change must be communicated to the appropriate party within 30 days thereof. Form W-8 is generally effective for three calendar years, but a new certificate may be required to be filed by the recipient each time a payment is made.

     Exemption for non-U.S. Holders with effectively connected income (Form
4224). A non-U.S. Holder, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Holders resident in treaty countries (Form 1001). Non-U.S. Holders that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption, or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Holders (Form W-9). U.S. Holders can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) an investor certificate.

     Treasury Regulations issued on October 14, 1997, which will be applicable to payments made after 1999 (with certain transition rules), provide for the unification and simplification of certain current certification procedures. Under these regulations, a Form W-8 will replace Forms 1001 and 4224 and become the only form necessary to obtain a withholding exemption or reduction for non-U.S. Holders. Further, pursuant to these new regulations, special rules permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. Although a beneficial owner will still be required to submit a Form W-8 to such an intermediary, such intermediary generally will not be required to forward the Form W-8 received from such beneficial owner to the withholding agent. Both U.S. Holders and non-U.S. Holders are urged to consult their own tax advisors with respect to these new regulations.

     The term "U.S. Holder" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is subject to United States federal income taxation regardless of its source).

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to U.S. or non-U.S. Holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee............................................  $2,065,000
Printing and Engraving*.....................................     560,000
Trustee's Fees*.............................................     616,000
Legal Fees and Expenses*....................................   1,050,000
Blue Sky Fees and Expenses*.................................     140,000
Accountants' Fees and Expenses*.............................     630,000
Rating Agency Fees*.........................................   3,850,000
Miscellaneous Fees*.........................................     112,000
                                                              ----------
     Total*.................................................  $9,023,000
                                                              ==========

---------------

*  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Greenwood is a Delaware banking corporation and its affiliate, Morgan Stanley Dean Witter & Co. ("MSDW") is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article IV of Greenwood's by-laws provides that Greenwood shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative, or administrative (other than an action by or in the right of Greenwood) by reason of the fact that such person is or was a director, officer or employee (or is or was serving at the request of Greenwood as a director, officer, and/or employee of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner not clearly opposed to any written policy of Greenwood, or which such person reasonably believed to be in the best interests of Greenwood, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnification in connection with an action or proceeding by or in the right of Greenwood to procure a judgment in its favor is limited to payment of amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or proceeding. No indemnification in connection with an action or proceeding by or in the right of Greenwood to procure a judgment in Greenwood's favor may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to Greenwood unless and only to the extent that the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Article VIII of the Amended and Restated Certificate of Incorporation of MSDW ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated By-Laws of MSDW ("By-Laws"), each as amended to date, provide for the indemnification of directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of MSDW shall be indemnified by MSDW to the fullest extent permitted from time to time by applicable law. In addition, the By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of MSDW or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by MSDW (a "Subsidiary") shall be indemnified by MSDW to the fullest extent permitted by applicable law. The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in connection with any proceeding in advance of its final disposition upon receipt (unless MSDW upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by MSDW.

     MSDW's By-Laws also provide that MSDW may, to the extent authorized from time to time by its Board of Directors, provide rights to indemnification, and rights to be paid by MSDW the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of MSDW or a Subsidiary and to any person who is or was serving at the request of MSDW or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of MSDW or a Subsidiary, to the same scope and effect as the foregoing indemnification of directors and officers of MSDW.

     Under the By-Laws, MSDW has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, member, employee or agent of MSDW or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not MSDW or a Subsidiary would have the power to indemnify him or her against such expense, liability or loss under the provisions of applicable law.

     MSDW has in effect insurance policies in the amount of $125 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of MSDW's directors and officers in certain instances where by law they may not be indemnified by MSDW.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
   1.1   Form of Underwriting Agreement.
   4.1   Pooling and Servicing Agreement between Greenwood Trust
         Company as Master Servicer, Servicer and Seller and U.S.
         Bank National Association (formerly First Bank National
         Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as
         Trustee, dated as of October 1, 1993.
   4.2   First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Greenwood Trust Company as
         Master Servicer, Servicer and Seller and U.S. Bank National
         Association (formerly First Bank National Association,
         successor trustee to Bank of America Illinois, formerly
         Continental Bank, National Association), as Trustee.
   4.3   Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Greenwood Trust Company as
         Master Servicer, Servicer and Seller and U.S. Bank National
         Association (formerly First Bank National Association,
         successor trustee to Bank of America Illinois, formerly
         Continental Bank, National Association), as Trustee,
         incorporated by reference to Registrant's Current Report on
         Form 8-K, dated April 30, 1996.
   4.4   Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Greenwood Trust Company as Master
         Servicer, Servicer and Seller and U.S. Bank National
         Association (formerly First Bank National Association,
         successor trustee to Bank of America Illinois, formerly
         Continental Bank, National Association), as Trustee,
         incorporated by reference to Registrant's Current Report on
         Form 8-A, dated April 13, 1998.
   4.5   Form of Series Supplement between Greenwood Trust Company as
         Master Servicer, Servicer and Seller and U.S. Bank National
         Association (formerly First Bank National Association,
         successor trustee to Bank of America Illinois, formerly
         Continental Bank, National Association), as Trustee,
         including form of Class A Certificate and form of Class B
         Certificate.
   4.6   Form of Agreement among Greenwood Trust Company, U.S. Bank
         National Association (formerly First Bank National
         Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee and The Depository Trust Company, with respect to Discover
         Card Master Trust I.
   5.1   Opinion of Latham & Watkins.
   5.2   Form of opinion of Latham & Watkins as to certain creditors'
         rights matters relating to Greenwood Trust Company.
   5.3   Form of opinion of Young, Conaway, Stargatt & Taylor, LLP as to certain creditors' rights matters relating to Greenwood
         Trust Company.
   8.1   Opinion of Latham & Watkins as to certain federal tax
         matters concerning the Investor Certificates.
  23.1   Consent of Latham & Watkins (included in Exhibit 5.1).
  23.2   Consent of Young, Conaway, Stargatt & Taylor, LLP.
  24.1   Powers of Attorney of the directors and officers of the
         Registrant.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes as follows:

          (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (e)(1)(i) and (e)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Castle, County of New Castle, State of Delaware, on August 26, 1998.

                                          GREENWOOD TRUST COMPANY,
                                          as originator of the Trust

                                                       (Registrant)

                                          By /s/ JOHN J. COANE

                                            ------------------------------------
                                            Vice President, Chief Accounting
                                             Officer and
                                              Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

           SIGNATURE                                   TITLE                               DATE
           ---------                                   -----                               ----

J. NATHAN HILL*                  President, Chief Operating Officer, Loan Officer,
                                   Assistant Secretary and Director (Principal
                                   Executive Officer)

JOHN J. COANE*                   Vice President, Chief Accounting Officer and
                                   Treasurer (Principal Financial Officer and
                                   Principal Accounting Officer)

RICHARD M. DEMARTINI*            Director

CHRISTINE A. EDWARDS*            Director

ALEXANDER C. FRANK*              Director

RAYMOND A. KENNEDY*              Director

JOSEPH A. YOB*                   Director

August 26, 1998

*By      /S/ JOHN J. COANE     , individually and as Attorney-in-fact

    ------------------------
         JOHN J. COANE

                               INDEX TO EXHIBITS

                                                                         SEQUENTIAL
EXHIBIT                            DESCRIPTION                            PAGE NO.
-------                            -----------                           ----------
   1.1     Form of Underwriting Agreement. ............................
   4.1     Pooling and Servicing Agreement between Greenwood Trust
           Company as Master Servicer, Servicer and Seller and U.S.
           Bank National Association (formerly First Bank National
           Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as
           Trustee, dated as of October 1, 1993. ......................
   4.2     First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Greenwood Trust Company as
           Master Servicer, Servicer and Seller and U.S. Bank National
           Association (formerly First Bank National Association,
           successor trustee to Bank of America Illinois, formerly
           Continental Bank, National Association), as Trustee. .......
   4.3     Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Greenwood Trust Company as
           Master Servicer, Servicer and Seller and U.S. Bank National
           Association (formerly First Bank National Association,
           successor trustee to Bank of America Illinois, formerly
           Continental Bank, National Association), as Trustee,
           incorporated by reference to Registrant's Current Report on
           Form 8-K, dated April 30, 1996. ............................
   4.4     Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Greenwood Trust Company as Master
           Servicer, Servicer and Seller and U.S. Bank National
           Association (formerly First Bank National Association,
           successor trustee to Bank of America Illinois, formerly
           Continental Bank, National Association), as Trustee,
           incorporated by reference to Registrant's Current Report on
           Form 8-A, dated April 13, 1998. ............................
   4.5     Form of Series Supplement between Greenwood Trust Company as
           Master Servicer, Servicer and Seller and U.S. Bank National
           Association (formerly First Bank National Association,
           successor trustee to Bank of America Illinois, formerly
           Continental Bank, National Association), as Trustee,
           including form of Class A Certificate and form of Class B
           Certificate. ...............................................
   4.6     Form of Agreement among Greenwood Trust Company, U.S. Bank
           National Association (formerly First Bank National
           Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee and The Depository Trust Company, with respect to Discover
           Card Master Trust I. .......................................
   5.1     Opinion of Latham & Watkins. ...............................
   5.2     Form of opinion of Latham & Watkins as to certain creditors'
           rights matters relating to Greenwood Trust Company. ........
   5.3     Form of opinion of Young, Conaway, Stargatt & Taylor, LLP as to certain creditors' rights matters relating to Greenwood
           Trust Company. .............................................
   8.1     Opinion of Latham & Watkins as to certain federal tax
           matters concerning the Investor Certificates. ..............
  23.1     Consent of Latham & Watkins (included in Exhibit 5.1). .....
  23.2     Consent of Young, Conaway, Stargatt & Taylor, LLP. .........
  24.1     Powers of Attorney of the directors and officers of the
           Registrant. ................................................